                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Rule 240.14a-12

                                   INTUIT INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

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   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4) Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.


      [  ] Check box if any part of the fee is offset as provided by Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                 [INTUIT LOGO]
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 3, 2000

Dear Stockholders:

     We are notifying you that the Annual Meeting of Stockholders of Intuit Inc. will be held at our offices at 2550 Garcia Avenue, Mountain View, California 94043, at 8:00 a.m. P.S.T. on Friday, December 8, 2000. Only stockholders of record at the close of business on October 13, 2000 are entitled to vote at the Meeting. At the Meeting we will ask stockholders to act on the following matters:

     1. Elect eight directors to serve until the next Annual Meeting of Stockholders. We intend to nominate the following incumbent directors for reelection:

              Stephen M. Bennett                           L. John Doerr
              Christopher W. Brody                         Donna L. Dubinsky
              William V. Campbell                          Michael R. Hallman
              Scott D. Cook                                William H. Harris, Jr.

       Mr. Burton J. McMurtry, who is a current director, will be retiring at the end of his current term and therefore will not be standing for reelection. The Board thanks Mr. McMurtry for his ten years of dedication and commitment to Intuit.

     2. Amend the Intuit Inc. 1993 Equity Incentive Plan to increase the number of shares of Common Stock available under the plan by 9,700,000 shares (from 56,135,000 shares to 65,835,000 shares).

     3. Amend the Intuit Inc. 1996 Employee Stock Purchase Plan to increase the number of shares of Common Stock available under the plan by 400,000 shares (from 2,800,000 shares to 3,200,000 shares) and to change the duration of the offering periods.

     4. Amend the Intuit Inc. 1996 Directors Stock Option Plan to increase the number of shares of Common Stock available under the plan by 125,000 shares (from 685,000 shares to 810,000 shares).

     5. Ratify the appointment of Ernst & Young LLP as our independent auditors for fiscal 2001.

     6. Transact any other business that is properly presented at the Meeting.

     Each of these matters is described in more detail in the enclosed Proxy Statement which constitutes part of this Notice. We have also enclosed a copy of our Annual Report for our fiscal year ended July 31, 2000. Please use this opportunity to take part in Intuit's affairs by voting your shares.

                                      Sincerely,

                                      /s/ Catherine L. Valentine
                                      Catherine L. Valentine
                                      Vice President and Corporate Secretary

                            YOUR VOTE IS IMPORTANT.

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE THE ENCLOSED
               PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED.

                                 [INTUIT LOGO]
                                 P.O. BOX 7850
                          MOUNTAIN VIEW, CA 94039-7850
                            ------------------------

                                PROXY STATEMENT
                                NOVEMBER 3, 2000

               INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

DATE, TIME AND PLACE OF MEETING

     The Board of Directors of Intuit is asking for your proxy for use at the Annual Meeting of Stockholders of Intuit to be held on Friday, December 8, 2000 at 8:00 a.m. P.S.T at our offices at 2550 Garcia Avenue, Mountain View, California 94043. We are initially mailing this proxy statement and proxy to stockholders of Intuit around November 3, 2000.

RECORD DATE, OUTSTANDING SHARES AND QUORUM

     Only holders of record of Intuit Common Stock at the close of business on October 13, 2000 (called the "Record Date") will be entitled to vote at the Meeting. On the Record Date, we had approximately 206,347,777 shares of Common Stock outstanding and entitled to vote, with approximately 900 stockholders of record and approximately 90,000 beneficial owners of our Common Stock. If a majority of the shares outstanding on the Record Date are present at the Meeting, either in person or by proxy, we will have a quorum at the Meeting. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present in determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of Intuit Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as "broker non-votes") will also be counted as present in determining whether we have a quorum.

VOTING RIGHTS AND VOTING OF PROXIES

     Holders of our Common Stock are entitled to one vote for each share they held on the Record Date. Cumulative voting for directors is not permitted. Directors will be elected by a plurality of the votes cast by the shares of Common Stock present at the Meeting (either in person or by proxy), which means that the eight nominees with the most votes will be elected. Proposals 2, 3, 4 and 5 must be approved by a majority of the shares of Common Stock voting for or against the Proposal at the Meeting. Abstentions and broker non-votes will have no effect. All votes will be tabulated by the Inspector of Elections appointed for the Meeting. The Inspector will separately tabulate yes and no votes, abstentions and broker non-votes for each proposal.

SOLICITATION AND VOTING OF PROXIES

     The proxy included with this Proxy Statement is solicited by the Board of Directors of Intuit for use at the Meeting. You can submit your proxy by mailing it in the envelope provided. You may be able to provide voting instructions for your shares by telephone or via the Internet. If these options are available to you, instructions for telephone and electronic voting are included with your proxy card. If your proxy is properly completed and submitted, and you do not revoke it before the Meeting, your shares will be voted at the Meeting according to the instructions indicated on your proxy. If you sign and return your proxy card but do not give any voting instructions, your shares will be voted in favor of the election of each of the director nominees listed in Proposal No. 1 below, and in favor of Proposal Nos. 2, 3, 4, and 5. As far as we know, no other matters will be presented at the Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

     Intuit will pay all expenses of soliciting proxies to be voted at the Meeting. After the proxies are initially distributed, Intuit and/or its agents may also solicit proxies by mail, telephone or in person. We have hired a proxy solicitation firm, Beacon Hill Partners Inc., to assist us in soliciting proxies. We will pay Beacon Hill a fee of $5,000 plus their expenses (which we estimate will be approximately $6,000). After the proxies are initially distributed, we will ask brokers, custodians, nominees and other record holders to forward copies of the Proxy Statement, proxy card and other materials to people for whom they hold shares of Common Stock, and to request that the beneficial holders give them authority to sign the proxies. We will reimburse record holders for reasonable expenses they incur in forwarding proxy materials to beneficial holders.

REVOCATION OF PROXIES

     If you submit the enclosed proxy, you may revoke it at any time before voting takes place at the Meeting. There are three ways you can revoke your proxy: (1) deliver to the Secretary of Intuit a written notice, dated later than the proxy you want to revoke, stating that the proxy is revoked; (2) deliver to the Secretary of Intuit a signed proxy with a later date than the proxy you want to revoke; or (3) attend the Meeting and vote in person. Communications to the Secretary of Intuit should be addressed to Catherine L. Valentine, Vice President and Corporate Secretary, at Intuit Inc., P.O. Box 7850, Mail Stop 2700, Mountain View, California, 94039-7850. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you must bring to the Meeting a letter from the record holder confirming your beneficial ownership of the shares.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     Our Board of Directors currently has nine members who generally serve one-year terms. Mr. McMurtry, who is a current director, will be retiring at the end of his term. The Board thanks Mr. McMurtry for his ten years of dedication and commitment to Intuit. As Mr. McMurtry will not be standing for reelection at this Meeting, we are nominating the eight remaining current directors for reelection to the Board. We are not aware that any nominee is unable or unwilling to serve. However, if any nominee is unable or for good cause unwilling to serve, the proxy holders may decide to vote the shares for any substitute nominee. As permitted by our Bylaws, the Board has reduced the authorized number of directors from nine to eight effective as of the date of the Meeting. If we identify another candidate for the Board after the Meeting, the Board is authorized to increase the authorized number of directors and appoint an additional director.

VOTE REQUIRED FOR APPROVAL

     Directors will be elected by the affirmative vote of a plurality of the shares present at the Meeting, which means that the eight nominees who receive the most votes will be elected. Your proxy will be voted for each of these eight nominees unless your proxy is marked to withhold authority to vote for any or all of them.

DIRECTORS/NOMINEES

     The following table shows Intuit's current directors who are nominees for election. Each nominee, if elected, will serve until the next Annual Meeting of Stockholders and until a qualified successor is elected, unless the nominee resigns or is removed from the Board prior to that time.

                                                                                            DIRECTOR
        NAME OF DIRECTOR           AGE                 PRINCIPAL OCCUPATION                  SINCE
        ----------------           ---                 --------------------                 --------
Stephen M. Bennett...............  46    President and Chief Executive Officer, Intuit        2000
Christopher W. Brody(1)(2).......  55    Chairman, Vantage Partners LLC                       1993
William V. Campbell(1)(3)........  60    Chairman of the Board, Intuit                        1994
Scott D. Cook(3).................  48    Chairman of the Executive Committee, Intuit          1984
L. John Doerr....................  49    General Partner, Kleiner Perkins Caufield & Byers    1990
Donna L. Dubinsky(2).............  45    President and Chief Executive Officer,
                                         Handspring, Inc.                                     1999
Michael R. Hallman(1)(2)(4)......  55    President, The Hallman Group                         1993
William H. Harris, Jr. ..........  44    Director, Intuit                                     1998

---------------
(1) Member of the Nominating Committee

(2) Member of the Audit Committee

(3) Member of the Executive Committee

(4) Member of the Compensation Committee. Mr. McMurtry, a current member of the Compensation Committee, will not be standing for reelection. Mr. Brody has been appointed to the Compensation Committee effective as of the Annual Meeting.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
                      OF EACH OF THE NOMINATED DIRECTORS.

     Mr. Bennett joined Intuit as President and Chief Executive Officer and a Board member in January 2000. Prior to joining Intuit, Mr. Bennett was an Executive Vice President and a member of the board of directors of GE Capital, the financial services subsidiary of General Electric Corporation, positions he held since December 1999. From July 1999 to November 1999 he was President and Chief Executive Officer of GE Capital e-Business. He was President and Chief Executive Officer of GE Capital Vendor Financial Services from April 1996 through June 1999, and Vice President of Americas GE Industrial Systems from August 1993 through March 1996. He holds a Bachelor of Arts degree in finance and real estate from the University of Wisconsin.

     Mr. Brody became a director of Intuit in December 1993. Mr. Brody became Chairman of Vantage Partners LLC, a private investment firm, in January 1999. From 1971 through 1998, Mr. Brody was a partner of Warburg, Pincus & Co., a venture capital and private equity investment firm. Mr. Brody serves as a director of Moore Medical Corp. (a medical supplies and products company). Mr. Brody holds a Bachelor of Arts degree in English literature and a Masters in Business Administration from the Harvard Business School.

     Mr. Campbell was elected to Intuit's Board of Directors in May 1994. He has served as Chairman of the Board since August 1998 and was Acting Chief Executive Officer from September 1999 until January 2000. He also served as Intuit's President and Chief Executive Officer from April 1994 through July 1998. Mr. Campbell also serves on the board of directors of SanDisk Corporation (a computer storage devices company) and Apple Computer, Inc. (a computer company). He is a member of SanDisk's Compensation Committee and a member of Apple's Audit Committee. Mr. Campbell holds both a Bachelors and a Masters degree in economics from Columbia University.

     Mr. Cook, a founder of Intuit, has been a director of Intuit since March 1984 and is currently Chairman of the Executive Committee of the Board. He served as Intuit's Chairman of the Board from March 1993 through July 1998. From March 1984 to April 1994, he also served as President and Chief Executive Officer of Intuit. Mr. Cook also serves on the board of directors of Amazon.com, Inc. (an online merchant), ebay Inc. (an electronic commerce company) and The Procter & Gamble Company (a consumer products company).

Mr. Cook holds a Bachelor of Arts degree in economics and mathematics from the University of Southern California and a Masters in Business Administration from the Harvard Business School.

     Mr. Doerr has been a director of Intuit since August 1990. He has been a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since August 1980. He is also a director of Amazon.com, Inc. (an online merchant), drugstore.com, Inc. (an online personal healthcare retailer), FreeMarkets, Inc. (an online B2B emarketplace), Handspring, Inc. (a maker of handheld personal computers), WebMD Corporation (an online healthcare network), Homestore.com, Inc. (a web-based home-related information company), Martha Stewart Living Omnimedia, Inc., (a consumer products company), and Sun Microsystems, Inc. (a computer and software company). Mr. Doerr holds Bachelor of Science and Master of Science degrees in electrical engineering and computer science from Rice University and a Masters in Business Administration from the Harvard Business School.

     Ms. Dubinsky became a director of Intuit in February 1999. Ms. Dubinsky is President and Chief Executive Officer of Handspring, Inc., (a maker of handheld personal computers), which she co-founded in July 1998. From June 1992 to 1995, Ms. Dubinsky was President of Palm Computing, Inc. Ms. Dubinsky holds a Bachelor of Arts degree in history from Yale University and a Masters in Business Administration from the Harvard Business School.

     Mr. Hallman became a director of Intuit in December 1993. Mr. Hallman has been President of The Hallman Group, a management-consulting firm, since October 1992. Mr. Hallman was President and Chief Operating Officer of Microsoft Corporation from March 1990 through April 1992. Mr. Hallman is also a director of In Focus Corporation (a maker of computer-operated projection products) and Network Appliance, Inc. (a maker of network data storage products). Mr. Hallman holds a Bachelor of Business Administration and a Masters in Business Administration from the University of Michigan.

     Mr. Harris joined Intuit's Board of Directors in May 1998 and served as President and Chief Executive Officer of Intuit from August 1998 through September 1999. He joined Intuit as Executive Vice President in December 1993 and served in that capacity through July 1998. He was responsible for Intuit's tax and consumer finance businesses from July 1996 through July 1998. Mr. Harris served as President and Chief Executive Officer of X.com Corporation (a provider of web-based payment services) from November 1999 to April 2000. Mr. Harris holds a Bachelor of Arts degree in American Studies from Middlebury College and a Masters in Business Administration from the Harvard Business School.

BOARD OF DIRECTORS MEETINGS, COMMITTEES AND COMPENSATION

     During fiscal 2000 the Board of Directors held nine meetings at which formal action was taken. All directors attended at least 75% of these meetings of the Board and of the committees on which he or she served. In addition, the Board of Directors met twice for informational updates but took no formal action.

     The Board has four committees -- an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee.

     Mr. Brody, Ms. Dubinsky and Mr. Hallman are currently the members of the Audit Committee. Mr. McMurtry served on the Audit Committee throughout fiscal 2000 but stepped down as of August 1, 2000. Mr. Hallman and Ms. Dubinsky were appointed to the committee effective August 1, 2000. The Audit Committee met seven times during fiscal 2000. The Audit Committee's principal functions are to monitor the performance and independence of Intuit's independent auditors, monitor the integrity of Intuit's financial reporting processess and internal control systems, and provide an avenue of communication among the independent auditors, Intuit's management, Intuit's internal auditing department and the Board. The Audit Committee reviews the general scope of Intuit's annual audit, and reviews the performance of non-audit services by Intuit's auditors in order to ensure continuing independence of the auditors. The Audit Committee reviews Intuit's financial statements and discusses separately with management and Intuit's independent accountants, the quality of the accounting principles followed, the reasonableness of the judgments made, and the clarity of the disclosure. The Audit Committee reviews, with Intuit's independent accountants, the adequacy of Intuit's internal control systems and financial reporting procedures, and reviews all significant reports prepared by the internal audit department and management's responses and follow-ups to those reports. The Audit Committee also reviews the fairness of any proposed transaction between Intuit and any member of Intuit's management (except for transactions that are reviewed by the Compensation Committee) and makes recommendations to the full Board.

     Mr. Hallman and Mr. McMurtry are currently the voting members of the Compensation Committee. Mr. McMurtry will resign from the Compensation Committee when he retires from the Board and Mr. Brody has been appointed to the Compensation Committee effective as of the Annual Meeting. Since August 1, 1998, Mr. Campbell has been a non-voting advisory member of the Compensation Committee. The Compensation Committee met four times during fiscal 2000. The Compensation Committee determines general compensation policies for Intuit, as well as specific compensation for all executive officers of Intuit. The Committee also administers our stock compensation plans.

     Mr. Brody, Mr. Campbell and Mr. Hallman are currently the members of the Nominating Committee. Mr. Cook served on the committee throughout fiscal 2000 but stepped down as of August 1, 2000 when Mr. Campbell and Mr. Hallman were appointed to the Committee. The Nominating Committee met once during fiscal 2000. However, Nominating Committee matters were addressed by the Board as a whole at several Board meetings. The Nominating Committee identifies and evaluates potential new Board members and provides information for the full Board to consider. The Nominating Committee is not presently considering nominee recommendations from stockholders.

     Mr. Campbell and Mr. Cook are currently the members of the Executive Committee. The Executive Committee did not meet during fiscal 2000. The Executive Committee serves as an administrative committee of the Board of Directors to facilitate the approval of certain corporate actions that do not require consideration by the full Board.

     Directors are not paid for their services on the Board or any committee (other than reimbursement for expenses), except that non-employee directors participate in the 1996 Directors Stock Option Plan. During fiscal 2000, Mr. Brody, Mr. Doerr, Mr. Hallman and Mr. McMurtry each received option grants for 7,500 shares at an exercise price of $58.8750 per share and 15,000 shares at an exercise price of $50.00 per share. Ms. Dubinsky received an option grant for 22,500 shares at an exercise price of $72.3125 per share under this plan during fiscal 2000. See page 12 for details about this plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All individuals who served as voting members of the Compensation Committee during fiscal 2000 (consisting of Mr. Hallman and Mr. McMurtry) were directors of the Company, but were not current or former officers or employees of Intuit or of any Intuit subsidiary. Effective August 1, 1998, William Campbell, Chairman of the Board and the former President and Chief Executive Officer of Intuit, joined the Committee as a non-voting advisory member. None of the members of the Compensation Committee have any "interlocking" relationships as defined by the Securities and Exchange Commission, in that none of them serve on the Board of Directors or Compensation Committee of any other company where an executive officer of that company is on the Board or Compensation Committee of Intuit.

           PROPOSAL NO. 2 -- AMENDMENT TO 1993 EQUITY INCENTIVE PLAN
                       TO ADD 9,700,000 AUTHORIZED SHARES

     We are asking stockholders to approve an amendment to the Intuit Inc. 1993 Equity Incentive Plan (the "Equity Plan") to increase the number of shares of Common Stock that are authorized and reserved for issuance under the Equity Plan by 9,700,000 shares (from 56,135,000 shares to 65,835,000 shares). The Equity Plan is an important part of our compensation program and we believe it is essential to our ability to attract and retain highly qualified employees in an extremely competitive environment in which employees view equity incentives as an increasingly important component of their compensation. The proposed amendment to the Equity Plan is necessary to enable us to continue providing stock-based compensation to new and current employees. The closing price of Intuit's Common Stock on the Nasdaq National Market on October 13, 2000 was $46.69 per share. The Equity Plan is described in detail below.

VOTE REQUIRED FOR APPROVAL

     Approval of this amendment to the Equity Plan requires the affirmative vote of a majority of the shares of Common Stock that are voted for or against the Proposal. Intuit's executive officers and directors have an interest in approval of this Proposal because they, along with all other individuals eligible to participate in the Equity Plan, will be eligible for grants of options and other awards under the Equity Plan from the additional 9,700,000 shares. For the purposes of Proposal No. 2, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. Properly executed and unrevoked proxies will be voted for Proposal No. 2 unless a vote against that proposal or an abstention is marked on the proxy.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
             PROPOSED AMENDMENT TO THE 1993 EQUITY INCENTIVE PLAN.

EQUITY PLAN BACKGROUND

     The Equity Plan allows us to grant options and other stock-based compensation to individuals that provide services to Intuit. The Equity Plan was adopted on February 1, 1993 and has a ten-year term. The Equity Plan has been amended six times in the past to increase the number of shares authorized for issuance. It was also amended in March 1994 to bring the Equity Plan into compliance with Section 162(m) of the Internal Revenue Code of 1986 and to expand the types of awards that are available under the Equity Plan to include performance awards payable in cash or in Common Stock. In addition, it was amended in April 1998 to make a number of amendments relating to administration of the Equity Plan and in February 1999 to provide accelerated vesting of options to participants whose employment with Intuit terminates as a result of death or permanent disability. In September 2000, the Board of Directors approved an amendment to the Equity Plan, subject to stockholder approval, to increase the number of shares of Intuit's Common Stock authorized for issuance under the Equity Plan from 56,135,000 shares to 65,835,000 shares. This is the amendment that we are asking stockholders to approve in Proposal No. 2.

     The Compensation Committee currently administers the Equity Plan. Within the guidelines of the Equity Plan, the Compensation Committee determines which eligible participants will receive awards, the number of shares or amount of cash for each award and other terms and conditions of the awards. The Compensation Committee also interprets the provisions of the Equity Plan and awards granted. Since September 1994, the Compensation Committee has delegated to the Chairman and/or the Chief Executive Officer the authority to grant stock options to non-officer employees or consultants, in accordance with Intuit's option award guidelines and subject to certain aggregate limits on shares granted.

     From the adoption of the Equity Plan through August 31, 2000, options to purchase a total of 66,214,029 shares have been granted, including options that were later terminated before they were exercised. (If any option or other award terminates without being exercised or issued, then the shares covered by the terminated option or award generally go back into the Equity Plan and are again available for future grants or awards.) Since adoption of the Equity Plan, the following "Named Officers" (see page 18 for a definition of this term) have received options under the Equity Plan: Stephen M. Bennett -- 900,000 shares; William V. Campbell -- 3,775,000 shares; William H. Harris, Jr. -- 1,837,500 shares; Scott D. Cook -- 850,000 shares; Greg J. Santora -- 583,499 shares; Raymond G. Stern -- 610,000 shares and Larry J. Wolfe -- 587,818 shares. During the same time period, Intuit's current executive officers, as a group (20 people), received options to purchase a total of 10,391,189 shares under the Equity Plan, and all employees and consultants other than the current executive officers received options to purchase a total of 55,822,840 shares under the Equity Plan. No non-employee directors have been granted any options under the Equity Plan. As of August 31, 2000, 23,088,501 shares had been issued on exercise of options, there were 26,896,077 options outstanding, and there were 6,135,200 shares available for future awards (not including the 9,700,000 shares for which we are seeking stockholder approval).

ELIGIBILITY

     Employees, officers, directors, independent contractors, consultants, and advisors of Intuit and its affiliates and majority-owned subsidiaries ("participants") are eligible to receive awards under the Equity Plan. Only employees can receive incentive stock options (described below). As of August 31, 2000, approximately 5,400 individuals were eligible to participate in the Equity Plan and approximately 4,000 individuals held outstanding options. Participants are not required to pay for any awards granted to them, other than paying the exercise price if they exercise options granted to them or the purchase price for restricted stock awards. A participant may receive a maximum of 2,000,000 shares of Common Stock under the Equity Plan during the life of the Equity Plan.

TYPES OF AWARDS

     Four types of awards -- stock options, restricted stock awards, stock bonus awards and performance awards -- can be granted under the Equity Plan.

     Stock Options. Two types of stock options can be granted under the Equity Plan -- incentive stock options (called "ISOs") and nonqualified stock options (called "NQSOs"). The option exercise price for each ISO must be no less than the "fair market value" of a share of Intuit Common Stock at the time the option is granted (generally, the closing price on the Nasdaq National Market). For stockholders who hold 10% or more of our Common Stock, the exercise price of an ISO must be at least 110% of the fair market value. The option exercise price for each NQSO may be less than fair market value. However, we generally do not grant NQSOs below fair market value. The participant pays the exercise price to Intuit when he or she exercises the option. Various payment methods are permitted under the Equity Plan, including cash and "same-day sale" or margin commitments from NASD brokers.

     The Compensation Committee (or its delegees) determines vesting and other terms of options when they are granted. Options for most employees generally become exercisable over a period of four years at a rate of 25% on the first anniversary of the grant, and an additional 2.0833% per month over the next three years. Some options (primarily held by officers) vest at different rates. Vesting accelerates in full if an option holder's employment with Intuit terminates as a result of death or permanent disability. Options generally have a term of ten years from the date of grant, but terminate earlier if the option holder leaves Intuit.

     Restricted Stock Awards and Stock Bonus Awards. Restricted stock awards allow participants to purchase shares of stock. The shares purchased are generally subject to vesting restrictions which lapse as certain goals are met. The purchase price may be less than fair market value. Stock bonus awards allow participants to receive shares without any payment, either as compensation for past services to Intuit or if certain goals are met. Stock bonus awards can also be paid in cash (equal to the fair market value of the stock when the award is paid). Various types of goals may be established by the Compensation Committee, including completion of a certain number of years of service with Intuit, completion of individual performance goals, and achievement of company-wide financial performance goals relating to net revenue, operating income, net income, earnings per share or other financial measures. No restricted stock or stock bonus award to any individual participant can exceed 30% of the total shares reserved under the Equity Plan.

     Performance Awards. A performance award is a grant of a specific number of performance "units." Each unit allows the participant to receive a specified cash payment (or shares of stock with an equivalent value) if the performance goals specified in the performance award are achieved. No performance award to any individual participant can exceed 250% of the participant's base salary at the time of the award, or $1,000,000, whichever is less. The performance factors that can be used for performance awards are the same as those used for restricted stock and stock bonus awards.

MERGERS, CONSOLIDATIONS AND OTHER CORPORATE TRANSACTIONS

     If Intuit is involved in a merger, consolidation, dissolution, liquidation, sale of assets or any other similar corporate transaction in which Intuit does not continue to exist, or a merger where Intuit's pre-merger stockholders own less than a majority of the shares, any successor company may, but is not required to, assume responsibility for outstanding awards under the Equity Plan, substitute equivalent awards in exchange for outstanding awards, or compensate participants in some other manner. If the successor corporation does not assume or substitute awards, then all outstanding awards will terminate when the transaction occurs.

EQUITY PLAN AMENDMENTS

     The Board (and in certain instances, the Compensation Committee of the Board) may generally terminate or amend the Equity Plan or amend any form of award agreement used under the Equity Plan at any time. However, neither the Board nor the Compensation Committee may amend the Equity Plan in any manner that requires stockholder approval under the Internal Revenue Code of 1986 (referred to as the "Tax Code"), without stockholder approval, and outstanding awards may not be amended without the consent of the participant.

FEDERAL INCOME TAX INFORMATION

     The following information is a general summary of some of the current federal income tax consequences of the Equity Plan to participants and to Intuit. Tax laws may change, and actual tax consequences will depend on a participant's individual circumstances as well as state and local tax laws. We encourage all participants to seek tax advice when they participate in the Equity Plan.

     Tax Treatment of Participants -- Incentive Stock Options. A participant generally will not recognize any income when an ISO is granted, and will not incur any income tax when the option is exercised unless the participant is subject to the alternative minimum tax. If the participant exercises an ISO and holds the shares for one year or more after exercise and for two years or more after the date the option was granted, the participant generally will realize long-term capital gain or loss, rather than ordinary income or loss, when he or she sells the shares. The gain or loss will be the difference between the amount received from the sale and the amount paid for the shares. If the participant sells the shares less than a year after exercise or less than two years after grant, the participant will generally realize ordinary income to the extent the fair market value of the shares on the date of exercise exceeds the exercise price (referred to as the "Spread"). Any additional gain, or any loss, as applicable, will be a capital gain or loss, taxable at short-term capital gain rates if the shares are held 12 months or less and at long-term capital gain rates if the shares are held longer than 12 months.

     Tax Treatment of Participants -- Other Awards. A participant generally will not recognize any income when an NQSO is granted. When a participant exercises an NQSO, the Spread must be recognized as ordinary income. Intuit will withhold tax on this income when an NQSO is exercised by a participant who is a current or former employee of Intuit. When the participant sells the shares, any additional gain or loss will be a capital gain or loss. Participants will generally be taxed on restricted stock, stock bonus awards and performance awards when they receive stock or cash, unless there are restrictions on the shares that enable the participant to elect to defer the tax.

     Tax Treatment of Intuit. When a participant recognizes ordinary income on exercise of an NQSO or on receipt of restricted stock, a stock bonus or a performance award, Intuit will generally be entitled to a tax deduction in the amount of the ordinary income recognized. Intuit will also be entitled to a deduction if a participant recognizes ordinary income by selling shares acquired on exercise of an ISO either before the one-year holding period or two-year holding period ends.

1998 OPTION PLAN FOR MERGERS AND ACQUISITIONS

     On November 11, 1998, our Board of Directors adopted the 1998 Option Plan for Mergers and Acquisitions (the "1998 Plan") for grants of non-qualified stock options to individuals who are hired as a result of acquisitions of, or mergers with, other companies by Intuit. The 1998 Plan has been designed to meet the "broadly based plans" exemption from the stockholder approval requirement for stock option plans under the Nasdaq National Market listing requirements. Options under the 1998 Plan can only be granted to eligible individuals within 18 months following the completion of the relevant acquisition or merger. Options granted under the 1998 Plan have an exercise price not less than the fair market value of Intuit's Common Stock on the date of grant. They generally become exercisable over a four-year period based on continued service and expire ten years after the grant date. Options granted to officers hired as a result of a merger or acquisition cannot exceed 45% of all shares reserved for grant under the 1998 Plan. Other terms and conditions of the 1998 Plan are substantially the same as the Equity Plan except that only non-qualified stock options can be granted under the 1998 Plan, the 1998 Plan does not comply with the requirements for tax deductibility under
Section 162(m) of the Tax Code, and adoption of and amendments to the 1998 Plan do not require approval of Intuit stockholders. There are 6,000,000 shares reserved for issuance under the 1998 Plan. As of August 31, 2000 we had granted non-qualified stock options for 3,204,599 shares in connection with six acquisitions by Intuit.

          PROPOSAL NO. 3 -- AMENDMENTS TO 1996 EMPLOYEE STOCK PURCHASE
              PLAN TO ADD 400,000 AUTHORIZED SHARES AND TO CHANGE
                      THE DURATION OF THE OFFERING PERIODS

     We are asking stockholders to approve amendments to the Intuit Inc. 1996 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock that are authorized and reserved for issuance under the Purchase Plan by 400,000 shares (from 2,800,000 shares to 3,200,000 shares) and to change the duration of the offering periods.

     The purpose of the Purchase Plan is to offer employees of Intuit and eligible subsidiaries, a convenient way to purchase shares of Intuit stock at a discounted price through payroll deductions and to provide an incentive for continued employment. The Purchase Plan is an important part of Intuit's compensation program. Competitive compensation and benefit programs are a critical component of our efforts to attract and retain quality employees. Stockholder approval of the amendments is necessary to enable us to continue providing this benefit to new and current employees and to make our Purchase Plan competitive with employee stock purchase plans offered by other employers.

     The closing price of Intuit's Common Stock on the Nasdaq National Market on October 13, 2000 was $46.69 per share. A summary of the principal provisions of the Purchase Plan, assuming stockholder approval of the Proposal, is set forth below.

VOTE REQUIRED FOR APPROVAL

     Approval of the amendments requires the affirmative vote of a majority of the shares of Common Stock that are voted for or against this Proposal. Intuit's executive officers have an interest this Proposal being approved because they, along with all other individuals eligible to participate in the Purchase Plan, will be able to purchase shares of Intuit stock under the favorable terms provided by the Purchase Plan and to benefit from the longer Offering Period. For the purposes of this Proposal No. 3, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. Properly executed and unrevoked proxies will be voted for Proposal No. 3 unless a vote against such proposal or an abstention is indicated.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENTS TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN.

PURCHASE PLAN BACKGROUND

     The Purchase Plan enables employees to purchase shares of Intuit stock through payroll deductions at a discounted price. The Purchase Plan was adopted on October 7, 1996 and has a ten-year term. The Purchase Plan was amended during fiscal 1997 to change the beginning dates for future Offering Periods and to clarify certain eligibility requirements. The Purchase Plan has also been amended four times to increase the number of shares available for issuance under the Purchase Plan. The Purchase Plan was amended in January 2000 to make commissions includible compensation for payroll deduction purposes. In September 2000, the Board of Directors approved an amendment to the Purchase Plan, subject to stockholder approval, to increase the number of shares of Intuit's Common Stock authorized for issuance under the Purchase Plan by 400,000

(from 2,800,000 shares to 3,200,000 shares). In October 2000, the Board of Directors approved an amendment to the Purchase Plan to extend the current six-month offering period to a 12-month offering period containing two six-month purchase periods. The Board of Directors also approved other amendments, including that a participant may suspend participation in any Offering Period up to 15 days before the end of the Offering Period, that do not require stockholder approval. We are asking stockholders to approve the share increase and offering period change in this Proposal No. 3. The Compensation Committee of the Board of Directors administers the Purchase Plan and is responsible for interpreting the provisions of the Purchase Plan.

     From the adoption of the Purchase Plan to October 31, 2000, a total of 1,484,658 shares have been purchased. During this period, three Named Officers (see page 18 for a definition of this term) purchased shares: Mr. Harris purchased 1,465 shares, Mr. Stern purchased 822 shares and Mr. Wolfe purchased 5,363 shares. No other Named Officers have purchased shares under the Purchase Plan. During the same time period, Intuit's current executive officers, as a group (20 people), purchased a total of 29,340 shares, and all employees other than the current executive officers purchased a total of 1,455,318 shares. As of October 31, 2000, there were 1,315,342 shares available for future awards (not including the 400,000 shares for which we are seeking stockholder approval).

ELIGIBILITY

     Employees of Intuit and certain subsidiaries (other than stockholders who own 5% or more of our Common Stock) are generally eligible to participate in the Purchase Plan if they work at least 20 hours per week and at least 5 months per year. Individuals who provide services as independent contractors are ineligible. As of August 31, 2000, approximately 5,200 employees were eligible to participate in the Purchase Plan, and approximately 2,800 employees were participating. Participants are not required to pay to participate in the Purchase Plan, other than paying the purchase price for the shares they purchase.

PAYROLL DEDUCTIONS

     Employees participate in the Purchase Plan through payroll deductions. Eligible employees select payroll deduction rates in 1% increments from 2% to 10% of their base salary and commissions. Due to Internal Revenue restrictions, no participant can purchase more than $25,000 of stock (based on fair market value of the shares on the Offering Date) under the Purchase Plan during any calendar year. An employee can decrease the payroll deduction rate one time during an Offering Period, but the rate can't be increased during the Offering Period. After a participant enrolls in the Purchase Plan, the participant is automatically enrolled in subsequent Offering Periods unless the participant actively withdraws from the Purchase Plan. A participant may withdraw from participation in any Offering Period up to 15 days before the end of the Offering Period. Accumulated payroll deductions will be returned to a participant who withdraws from the Purchase Plan. Effective December 16, 2000, a participant may suspend participation in any Offering Period up to 15 days before the end of the Offering Period. Accumulated payroll deductions will be used to purchase shares on behalf of the participant on the next Purchase Date. No interest accrues on payroll deductions.

OFFERING AND PURCHASE PERIODS

     Currently, each offering of stock under the Purchase Plan is for a period of six months beginning June 16 and ending December 15 and beginning December 16 and ending on the following June 15. Effective June 16, 2001, offerings will be for a period of 12 months beginning each June 16 and ending on the following June 15 and beginning each December 16 and ending the following December 15 ("Offering Period"). Each Offering Period will contain two six-month purchase periods (each a "Purchase Period") during which payroll deductions are accumulated. On the last business day of each Purchase Period the accumulated payroll deductions are used to purchase stock. The Compensation Committee of the Board can change the duration of Offering Periods for future offerings at least 15 days prior to the scheduled beginning of the first Offering Period to be affected. The first business day of each Offering Period is called the "Offering Date," and the last business day of each Offering Period is called the "Purchase Date."

PURCHASE PRICE AND AMOUNT OF STOCK PURCHASED

     When a participant enrolls in the Purchase Plan, the participant essentially receives an option to purchase shares on each December 15 and June 15 Purchase Date at a purchase price equal to 85% of the fair market value of the shares on the Offering Date (the first business day of the 12-month Offering Period) or the Purchase Date (the last business day of a six-month Purchase Period), whichever is lower. Unless the participant withdraws from the Purchase Plan, the purchase will take place automatically on the Purchase Date. The number of shares a participant will be able to purchase on the Purchase Date will generally be equal to the payroll deductions during the Offering Period, divided by the purchase price per share. If the market price of the stock drops significantly, no participant will be permitted to purchase more than two times the number of shares that he or she could have purchased if the number of shares was determined by using a purchase price of 85% of the fair market value on the Offering Date. In addition, the Compensation Committee may set a maximum number of shares that may be purchased by any participant on any Purchase Date.

MERGERS, CONSOLIDATIONS AND OTHER CORPORATE TRANSACTIONS

     If Intuit is dissolved or liquidated, the current Offering Period will terminate immediately prior to the liquidation or dissolution unless the Board decides otherwise. The Board may, but is not required to, designate a date for the open Offering Period to terminate and allow each participant to purchase shares with accumulated payroll deductions. If Intuit sells most of its assets or is involved in a merger with another corporation, each option under the Purchase Plan will be assumed or an equivalent option will be substituted by the successor corporation, unless the Board decides to designate a date for the open Offering Period to terminate and allow each participant to purchase shares with accumulated payroll deductions.

PURCHASE PLAN AMENDMENTS

     The Board or the Compensation Committee may generally amend or terminate the Purchase Plan at any time. However, the Board may not amend the Purchase Plan without stockholder approval if the amendment would increase the number of shares available under the Purchase Plan or change the eligibility requirements. In addition, neither the Board nor the Compensation Committee may make any changes that affect existing purchase rights without the consent of the participants.

FEDERAL INCOME TAX INFORMATION

     The following information is a general summary of some of the current federal income tax consequences of the Purchase Plan to participants and to Intuit. Tax laws may change, and actual tax consequences will depend on a participant's individual circumstances as well as state and local tax laws. We encourage all participants to seek tax advice when they participate in the Purchase Plan. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Tax Code.

     Tax Treatment of Participants. Participants will not recognize income when they enroll in the Purchase Plan or when they purchase shares. All tax consequences are deferred until the participant disposes of the shares. If the participant holds the shares for one year or more after the Purchase Date and two years or more after the Offering Date, or if the participant dies while owning the shares, the participant will generally recognize ordinary income when disposing of the shares equal to the difference between the purchase price and the fair market value of the shares on the date of disposition, or 15% of the fair market value of the shares on the Offering Date, whichever is less. Any additional gain will be taxed as long-term capital gain. If the shares are sold for less than the purchase price, there is no ordinary income, but the participant will have a long-term capital loss for the difference between the purchase price and the sale price. If a participant sells or makes a gift of the shares less than one year after the Purchase Date or less than two years after the Offering Date, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the Purchase Date. The difference between the sale price and the fair market value on the Purchase Date will be a capital gain or loss, taxable at short-term capital gain rates if the shares are held 12 months or less and at long-term capital gain rates if the shares are held longer than 12 months.

     Tax Treatment of Intuit. When a participant recognizes ordinary income by disposing of shares before the one-year or two-year holding period ends, Intuit will generally be entitled to a tax deduction in the amount of the ordinary income.

              PROPOSAL NO. 4 -- AMENDMENT TO 1996 DIRECTORS STOCK
                  OPTION PLAN TO ADD 125,000 AUTHORIZED SHARES

     We are asking stockholders to approve an amendment to the Intuit Inc. 1996 Directors Stock Option Plan (the "Directors Plan") to increase the number of shares of Common Stock that are authorized and reserved for issuance under the Directors Plan by 125,000 shares (from 685,000 shares to 810,000 shares). The Directors Plan gives non-employee directors of Intuit an opportunity to acquire an equity interest in Intuit and helps to align their interests with the interests of Intuit's stockholders. Intuit does not currently compensate its outside directors for their services (other than reimbursements for expenses). This means that the Directors Plan is particularly important in helping us to attract and retain well-qualified outside directors.

     The closing price of Intuit's Common Stock on the Nasdaq National Market on October 13, 2000 was $46.69 per share. The Directors Plan is described in detail below.

VOTE REQUIRED FOR APPROVAL

     Approval of this amendment requires the affirmative vote of a majority of the shares of Common Stock that are voted for or against the Proposal. Intuit's non-employee directors (and any associates to whom they may assign the economic benefit of their options) have an interest in approval of this Proposal because the non-employee directors will be eligible for grants of options from the additional 125,000 shares. For the purposes of Proposal No. 4, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. Properly executed and unrevoked proxies will be voted for Proposal No. 4 unless a vote against such proposal or an abstention is marked on the proxy.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE 1996 DIRECTORS STOCK OPTION PLAN.

DIRECTORS PLAN BACKGROUND

     The Directors Plan was adopted on October 7, 1996 and has a ten-year term. The Directors Plan has been amended three times to increase the shares available for issuance under the Directors Plan. In February 1999, the Directors Plan was amended to provide that future option grants to eligible directors would be fully vested as of the date of grant. This amendment was adopted in order to eliminate any compensation expense that Intuit might have incurred by granting options under the Directors Plan as a result of proposed changes to the accounting standards that govern the issuance of stock options to non-employee directors. The proposed accounting changes were withdrawn in August 1999, so the Directors Plan was amended in November 1999 to reestablish the vesting periods for future options granted, as well as to increase the size of future option grants for eligible directors to reflect the three-for-one stock split in September 1999. In September 2000, the Board of Directors approved an amendment to the Directors Plan, subject to stockholder approval, to increase the number of shares of Intuit's Common Stock authorized for issuance under the Directors Plan from 685,000 to 810,000 shares. This is the amendment that we are asking stockholders to approve in Proposal No. 4.

     Since the adoption of the Directors Plan, we have granted options to purchase 517,500 shares (representing options for 112,500 shares to each of Mr. Brody, Mr. Doerr, Mr. Hallman and Mr. McMurtry and options for 67,500 shares to Ms. Dubinsky), all of which are currently outstanding. No options have been granted under the Directors Plan to individuals other than non-employee directors, as indicated below. If any option terminates without being exercised, then the shares covered by the terminated option go back into the Directors Plan for future grants. The Compensation Committee of the Board administers the Directors Plan and is responsible for interpreting the provisions of the Directors Plan. As of October, 31, 2000, there were 167,500 shares available for grant under the Directors Plan.

ELIGIBILITY

     Under the Directors Plan, we grant non-qualified stock options to purchase shares of Intuit Common Stock to each director who is not a current or former employee, according to a fixed formula that is described below. There are currently five directors eligible to receive options. No other individuals are eligible to participate in the Directors Plan. Directors are not required to pay to participate in the Directors Plan, other than paying the exercise price for the options they exercise.

FORMULA FOR OPTION GRANTS

     We grant options to eligible directors under the Directors Plan according to a nondiscretionary formula. The formula provides for grants of 45,000 shares when eligible directors join the Board ("Initial Grants"). Each eligible director receives a subsequent annual grant (an "Annual Grant") for 22,500 shares on each anniversary of his or her Initial Grant if he or she continues to serve on the Board.

     Mr. Brody, Mr. Doerr, Mr. Hallman and Mr. McMurtry each received Initial Grants of 45,000 shares on adoption of the Directors Plan in November 1996, and Annual Grants of 22,500 shares in November 1997, 1998, 1999 and 2000. Ms. Dubinsky received a grant for 45,000 shares when she joined the Board in February 1999 and her Annual Grant of 22,500 shares in February 2000.

EXERCISE PRICE, VESTING AND OTHER TERMS

     The exercise price for each option is the fair market value of Intuit's Common Stock at the time the option is granted. All options granted before February 19, 1999 become exercisable over a period of four years at a rate of 25% on the first anniversary of the grant, and an additional 2.0833% per month over the next three years. All options granted between February 19, 1999 and November 30, 1999 were fully vested and immediately exercisable as of the date of the option grant. All Initial Grants after November 30, 1999 vest over four years, at a rate of 25% on the first anniversary of the grant, and an additional 2.0833% per month over the next three years. All Annual Grants after November 30, 1999 vest over two years, at a rate of 50% on the first anniversary of the grant, and an additional 4.166% per month over the next year. All options will become fully vested if a director's services to Intuit terminate as a result of the director's death or permanent disability. Options have a term of ten years from the date of grant, but they terminate earlier if the director is no longer a director or consultant to Intuit. The Directors Plan allows directors to pay the exercise price of their options through various methods, including cash and "same-day sale" or margin commitments from NASD brokers.

MERGERS, CONSOLIDATIONS AND CHANGES OF CONTROL

     If Intuit is liquidated, is involved in a merger (where Intuit is not the surviving corporation or where Intuit's pre-merger stockholders own less than a majority of the shares), sells substantially all of its assets or is involved in a tender offer or similar transaction covering a majority of its shares, the vesting of all options granted under the Directors Plan will accelerate and the options will become fully exercisable on the terms and conditions determined by the Board.

DIRECTORS PLAN AMENDMENTS

     Generally, the Board may amend or terminate the Directors Plan at any time. However, the Board may not amend the Directors Plan without stockholder approval if the amendment would increase the number of shares available under the Directors Plan or change the eligibility requirements. In addition, the Board may not make any changes that affect outstanding options without the consent of the option holders.

FEDERAL INCOME TAX INFORMATION

     All options granted under the Directors Plan are non-qualified stock options. The tax treatment for participants and Intuit is the same as for NQSOs under the Equity Plan (see page 8).

                               NEW PLAN BENEFITS

     The following table shows all expected fiscal 2001 option grants under the Directors Plan for the people indicated. All currently expected fiscal 2001 grants (90,000 shares) will be made in November 2000 and February 2001, with an exercise price equal to the closing price of Intuit's Common Stock on the grant date. During fiscal 2000, grants of options to purchase 112,500 shares were made to directors who are not officers of the Company. No grants will be made under the Directors Plan during fiscal 2001 to any individuals other than eligible non-employee directors. Future awards and purchases under the Equity Plan and the Purchase Plan are not included in the table. For actual grants under the Equity Plan to the Named Officers in fiscal 2000 through October 31, 2000, see
Note 3 to the table in "Option Grants in Fiscal 2000." We cannot determine future grants under the Equity Plan because awards are made at the discretion of the Compensation Committee. We cannot determine future grants and purchases by employees under the Purchase Plan because participation is voluntary.

                                                                    DIRECTORS PLAN
                                                              --------------------------
                                                              EXERCISE PRICE    NUMBER
                     NAME AND POSITION                         (PER SHARE)     OF SHARES
                     -----------------                        --------------   ---------
Stephen M. Bennett..........................................        --              --
  President and Chief Executive Officer
William V. Campbell.........................................        --              --
  Chairman
William H. Harris, Jr.......................................        --              --
  Director
Scott D. Cook...............................................        --              --
  Chairman of the Executive Committee of the Board of
  Directors
Greg. J. Santora............................................        --              --
  Senior Vice President and Chief Financial Officer
Raymond G. Stern............................................        --              --
  Senior Vice President
Larry J. Wolfe..............................................        --              --
  Senior Vice President
All current executive officers as a group (20 people).......        --              --
All current directors who are not executive officers as a
  group (4 people)(1).......................................       $ *          90,000
All employees, including officers who are not executive
  officers, as a group......................................        --              --

---------------
 * The exercise price will be the closing price of Intuit's Common Stock on the date of the option grant.

(1) Mr. McMurtry is not included in this total as he is not standing for reelection.

                 PROPOSAL NO. 5 -- RATIFICATION OF SELECTION OF
                              INDEPENDENT AUDITORS

     We have selected Ernst & Young LLP as our independent auditors to perform the audit of Intuit's financial statements for the fiscal year ending July 31, 2001, and we are asking stockholders to ratify our selection. Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have the opportunity to make a statement at the Meeting if they wish to do so, and they will be available to respond to appropriate questions from stockholders.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
                      THE SELECTION OF ERNST & YOUNG LLP.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows shares of Intuit's Common Stock that we believe are owned as of August 31, 2000 by (i) each stockholder owning 5% or more of the Common Stock, (ii) each Named Officer (defined on page 18), (iii) each director and (iv) all current directors and executive officers as a group. We have included in shares owned by each stockholder all options held by the stockholder that are exercisable within 60 days of August 31, 2000 (which would be October 30, 2000). We calculated the "Percent of Class" based on 205,697,456 shares of Common Stock outstanding on August 31, 2000.

                                                  AMOUNT AND NATURE OF      PERCENT
           NAME OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP(1)    OF CLASS
           ------------------------              -----------------------    --------
Scott D. Cook(2)...............................        17,866,183              8.7%
Putnam Investments, Inc.(3)....................        13,146,622              6.4
Fidelity Management & Research(4)..............        13,085,439              6.4
T. Rowe Price(5)...............................        12,070,800              5.9
Stephen M. Bennett(6)..........................           409,999                *
William V. Campbell(7).........................         1,579,900                *
William H. Harris, Jr.(8)......................           113,965                *
Greg J. Santora(9).............................           169,542                *
Raymond G. Stern(10)...........................           123,750                *
Larry J. Wolfe(11).............................            35,240                *
Christopher W. Brody(12).......................           228,749                *
L. John Doerr(13)..............................           305,780                *
Donna L. Dubinsky(14)..........................            48,456                *
Michael R. Hallman(15).........................           174,377                *
Burton J. McMurtry(16).........................           410,807                *
All current directors and executive officers as
  a group (26 people)(17)......................        24,151,701             11.7

---------------
  *  Indicates ownership of less than 1%.

 (1) Unless indicated in the notes, each stockholder has sole voting and investment power for all shares shown, subject to community property laws that may apply to create shared voting and investment power.

 (2) Mr. Cook is Chairman of the Executive Committee of Intuit's Board of Directors. His address is P.O. Box 7850, Mountain View, California 94039. The shares listed in the table include 17,272,433 shares held by trusts of which Mr. Cook is a co-trustee. The remaining 593,750 shares represent shares issuable upon exercise of options held by Mr. Cook.

 (3) The address of Putnam Investments, Inc. ("PI") is One Post Office Square, Boston, Massachusetts 02109. We obtained information about shares owned by PI from a Schedule 13F filed by PI with the SEC on August 4, 2000. The information reported is as of June 30, 2000. According to PI's most recent
     Schedule 13G, filed with the SEC on February 17, 2000, the securities reported as beneficially owned by PI consist of securities beneficially owned by subsidiaries of PI, which in turn include securities beneficially owned by clients of such subsidiaries. PI, a wholly owned subsidiary of Marsh & McLennan Companies, Inc. ("M&MC"), wholly owns two registered investment advisers: Putnam Investment Management, Inc., which is the investment adviser to the Putnam family of mutual funds, and The Putnam Advisory Company, Inc. ("Putnam Advisory"), which is the investment adviser to Putnam's institutional clients. Both subsidiaries have investment power over the shares as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund. Putnam Advisory has shared voting power over the shares held by institutional clients of the fund. The Schedule 13G includes a disclaimer that the filing is not an admission that either PI or M&MC entities are, for the purposes of Sections 13(d) and 13(g), the beneficial owners of any securities covered by the

Schedule 13G, and that neither of them has any power to vote or dispose of, or direct the voting or disposition of, any of the securities covered by the
Schedule 13G.

 (4) The address of Fidelity Management & Research Company ("Fidelity") is 82 Devonshire Street, Boston, Massachusetts 02019. We obtained information about shares owned by Fidelity from a Schedule 13G filed by Fidelity with the SEC on June 9, 2000. The information reported is as of June 9, 2000. According to such filing, Fidelity is a wholly owned subsidiary of FMR Corp. ("FMR") and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Fidelity is the beneficial owner of 11,725,261 shares as a result of acting as investment advisor to various investment companies (the "Funds") registered under Section 8 of the Investment Company Act of 1940. Each of Edward C. Johnson III ("Johnson") and FMR, through its control of Fidelity and the Funds, has the sole power to dispose of the 11,725,261 shares owned by the Funds. Neither FMR Corp. nor Johnson has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees. Fidelity Management Trust Company, a wholly owned subsidiary of FMR, beneficially owns 1,305,968 of the shares as a result of serving as investment manager of the institutional accounts. Each of Johnson and FMR, through its control of Fidelity Management Trust Company, has the sole power to dispose of the 1,305,968 shares. Fidelity International Limited is the beneficial owner of the remaining 54,210 shares and has sole voting and investment power over these shares.

 (5) The address of T. Rowe Price Associates, Inc. ("Price") is 100 East Pratt Street, Baltimore, Maryland 21202. We obtained information about shares owned by Price from a Schedule 13F filed by Price with the SEC on August 14, 2000. The information reported is as of June 30, 2000. Price reported it has sole investment power over the shares and has sole voting power over 1,663,000 shares and no voting power over 10,407,800 shares.

 (6) Mr. Bennett is the President and Chief Executive Officer of Intuit. The shares listed in the table represent 184,999 shares issuable upon exercise of options held by Mr. Bennett and 225,000 shares of restricted stock that is subject to certain vesting requirements. See Note 4 to the "Summary Compensation Table" on page 18.

 (7) Mr. Campbell is Chairman of Intuit. The shares listed in the table represent shares issuable upon exercise of options held by Mr. Campbell.

 (8) Mr. Harris is a director of Intuit and, until September 27, 1999, was its President and Chief Executive Officer. The shares listed in the table include 112,500 shares issuable upon exercise of options held by Mr. Harris. Since August 31, 2000, Mr. Harris has exercised and sold 84,375 of his option shares.

 (9) Mr. Santora is a Senior Vice President and the Chief Financial Officer of Intuit. The shares listed in the table represent shares issuable upon exercise of options held by Mr. Santora.

(10) Mr. Stern is a Senior Vice President of Intuit. The shares listed in the table represent shares issuable upon exercise of options held by Mr. Stern.

(11) Mr. Wolfe is a Senior Vice President of Intuit. The shares listed in the table include 26,250 shares issuable upon exercise of options held by Mr. Wolfe.

(12) Mr. Brody is a director of Intuit. The shares listed in the table include 78,749 shares issuable upon exercise of options held by Mr. Brody. Of the remaining shares, 150,000 are held by Vantage Partners Inc., of which Mr. Brody is chairman and a shareholder.

(13) Mr. Doerr is a director of Intuit. The shares listed in the table include 78,749 shares issuable upon exercise of options held by Mr. Doerr.

(14) Ms. Dubinsky is a director of Intuit. The shares listed in the table include 45,000 shares issuable upon exercise of options held by Ms. Dubinsky. The remaining 3,456 shares are held by a trust of which Ms. Dubinsky is the sole trustee.

(15) Mr. Hallman is a director of Intuit. The shares listed in the table include 78,749 shares issuable upon exercise of options held by Mr. Hallman.

(16) Mr. McMurtry is a current director of Intuit but is not standing for reelection. The shares listed in the table include 332,058 shares held by a trust of which Mr. McMurtry is a co-trustee. The remaining 78,749 shares represent shares issuable upon exercise of options held by Mr. McMurtry.

(17) The shares listed in the table include 3,835,668 shares issuable upon exercise of options. The total reflects shares and options held by individuals described in Notes 2 and 6 through 16, plus an additional 1,999,972 shares and 684,981 options exercisable on or before October 30, 2000.

                             EXECUTIVE COMPENSATION

     The following table shows compensation earned during fiscal 1998, 1999 and 2000 by individuals who served as Chief Executive Officer during fiscal 2000 and Intuit's four most highly compensated executive officers for fiscal 2000, other than those who served as Chief Executive Officer. These people are referred to as the "Named Officers." Titles shown in the table are titles held during fiscal 2000. The information in the table includes salaries, bonuses, performance sharing, stock options and restricted stock grants and other miscellaneous compensation. Intuit has not granted stock appreciation rights. For information about employment contracts and termination or change-of-control arrangements between Intuit and the Named Officers, see below.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                COMPENSATION AWARDS
                                              ANNUAL COMPENSATION             ------------------------
                                     --------------------------------------                 SECURITIES
                                                               OTHER ANNUAL   RESTRICTED    UNDERLYING    ALL OTHER
         NAME AND           FISCAL                             COMPENSATION      STOCK       OPTIONS     COMPENSATION
 FY00 PRINCIPAL POSITION     YEAR    SALARY($)    BONUS($)         ($)        AWARD(S)($)     (#)(1)         ($)
 -----------------------    ------   ---------   ----------    ------------   -----------   ----------   ------------
Stephen M. Bennett           2000    $389,423    $1,963,634(2)   $179,232(3)  $15,198,750(4)  900,000       $1,405(5)
  President and CEO          1999          --            --            --              --         --            --
                             1998          --            --            --              --         --            --
William V. Campbell          2000     475,000       430,350            --              --         --         6,077(5)
  Chairman of the Board      1999     475,000       378,813            --              --         --         7,701(5)
  and Former Acting CEO(6)   1998     489,981       516,424            --              --         --         8,345(5)
William H. Harris, Jr.       2000     450,000       425,635            --              --         --         3,519(8)
  Former CEO(7)              1999     451,731       514,272            --              --         --         4,309(8)
                             1998     386,827       217,803            --              --         --         2,971(8)
Scott D. Cook                2000     375,000       324,750            --              --         --         1,259(5)
  Chairman of the            1999     358,654       297,500            --              --         --         2,186(5)
  Executive Committee        1998     361,731       251,771            --              --    750,000         2,335(5)
Greg J. Santora              2000     328,000       285,553            --              --    100,000         3,575(9)
  Senior Vice President      1999     259,345       154,056            --              --    315,000         4,031(9)
  and Chief Financial        1998     237,632       104,640            --              --     30,000         2,972(9)
  Officer
Raymond G. Stern             2000     310,000       266,909            --              --         --           615(5)
  Senior Vice President      1999     300,000       233,250            --              --    270,000           710(5)
                             1998     191,971       234,616(10)        --              --    300,000           454(5)
Larry J. Wolfe               2000     310,000       268,460            --              --         --         3,525(11)
  Senior Vice President      1999     280,000       240,254            --              --    330,000         4,175(11)
                             1998     260,480       149,932            --              --         --         3,118(11)

---------------
 (1) Consists of options granted under Intuit's 1993 Equity Incentive Plan. See "Option Grants in Fiscal 2000" on page 20.

 (2) Mr. Bennett has served as Chief Executive Officer since January 2000. Mr. Bennett's fiscal 2000 bonus total includes a $1,000,000 signing bonus. See discussion under "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" below.

 (3) Represents relocation expenses.

 (4) The dollar value of the restricted stock appearing in the table is based on the closing sales price of Intuit's Common Stock on January 24, 2000 ($67.56) the date of the award, and is net of the amount he paid for the stock. As of July 31, 2000, Mr. Bennett held 225,000 shares with an aggregate value of $7,647,750, net of the amount he paid for the stock. 150,000 shares of the restricted stock vest over five years with 30,000 shares vesting on each anniversary of his date of hire (which was January 24, 2000). The remaining 75,000 shares vest over ten years, with 7,500 shares vesting on each anniversary of his date of hire. Subject to certain conditions, Intuit may repurchase all unvested shares at their grant price of $0.01 per share upon termination of Mr. Bennett's employment. See "Employment Contracts and Termination of Employment or Change-in-Control Arrangements" below.

 (5) Represents term life insurance premiums paid by Intuit.

 (6) Mr. Campbell was the Acting Chief Executive Officer from September 28, 1999 to January 24, 2000, the date Mr. Bennett was hired.

 (7) Mr. Harris was Chief Executive Officer for the first two months of fiscal 2000. His compensation includes amounts received pursuant to the agreement relating to his resignation. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" below.

 (8) Represents $1,019, $1,651 and $1,471 of term life insurance premiums paid by Intuit, and $2,500, $2,658 and $1,500 of matching contributions under Intuit's 401(k) retirement plan in fiscal 2000, 1999 and 1998, respectively.

 (9) Represents $1,075, $1,531 and $1,472 of term life insurance premiums paid by Intuit, and $2,500, $2,500 and $1,500 of matching contributions under Intuit's 401(k) retirement plan in fiscal 2000, 1999 and 1998, respectively.

(10) Mr. Stern joined Intuit during fiscal 1998 and his fiscal 1998 bonus total includes a $125,000 signing bonus.

(11) Represents $1,025, $1,675 and $1,618 of term life insurance premiums paid by Intuit, and $2,500, $2,500 and $1,500 of matching contributions under Intuit's 401(k) retirement plan in fiscal 2000, 1999 and 1998, respectively.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     On January 24, 2000, we entered into an employment agreement with Stephen
M. Bennett for the position of President and Chief Executive Officer. Under this agreement, Mr. Bennett's initial salary was $750,000. It will be reviewed annually, but will not be reduced below $750,000. Mr. Bennett has a target bonus of 150% of his base salary under Intuit's incentive compensation plan for its officers. Mr. Bennett also received a signing bonus of $1,000,000, reimbursement for relocation expenses, an option grant for 800,000 shares and a grant of 225,000 restricted shares. Detailed information on Mr. Bennett's options and restricted stock awards can be found in Notes 1 and 2 of the table of "Options Grants in Fiscal 2000" on page 20 and Note 4 to the "Summary Compensation Table" on page 18.

     Mr. Bennett can terminate the employment agreement at any time upon written notice to the Board of Directors. Intuit may terminate Mr. Bennett's employment upon the written recommendation of two-thirds of the Board of Directors. If Mr. Bennett is terminated by Intuit other than for "cause" (which includes gross negligence, willful misconduct, fraud and certain criminal convictions) or if Mr. Bennett terminates his employment for "good reason" (which includes relocation or a reduction in duties, title or compensation), Mr. Bennett is entitled to six months of his then current salary, accelerated vesting of all restricted stock, and accelerated vesting of options that would have vested on the next 12 successive vesting dates. If Mr. Bennett's termination occurs within two months before or 12 months after any change of control of Intuit, he will be entitled to 12 months of his then current salary, his full target bonus for the year of termination, accelerated vesting of all restricted stock and accelerated vesting of options that would have vested over the next 24 successive vesting dates. If Mr. Bennett's employment terminates due to his death or disability, vesting of all restricted stock will be accelerated along with vesting of options that would have vested on the next 12 successive vesting dates.

     On March 30, 1994, we entered into a Letter Agreement of Employment with William V. Campbell, who served as President and Chief Executive Officer from April 1994 through July 1998, as Chairman since August 1998 and as Acting Chief Executive Officer from September 1999 to January 2000. Some terms of the agreement have expired, but the following terms have been in effect since the beginning of fiscal 1997. Under the agreement, Mr. Campbell's base salary is reviewed annually and he participates in our annual executive bonus program under which he can earn a bonus of up to 100% of his base salary. Under the agreement, Mr. Campbell's employment may be terminated by Intuit or Mr. Campbell at any time. However, if we terminate his employment without "cause," we must continue to pay his salary and health benefits for six months after his termination or until he accepts another position, whichever is earlier. On June 11, 1997, we granted an option to Mr. Campbell to purchase 1,500,000 shares of Common Stock. This option vests at a rate of 20% on the date of grant and 1.6667% per month after that for four years as long as Mr. Campbell remains an employee or director. In the event of a change in control of Intuit, the option will accelerate and become fully vested.

     On September 23, 1999, we entered into agreement with Mr. Harris relating to his resignation as President and Chief Executive Officer. Under the agreement, Mr. Harris will serve as Intuit's Director of Strategic Internet Policy until July 2001. Mr. Harris' compensation will be his base salary at September 23, 1999 plus an amount equal to 1.5 times his fiscal 1999 employee bonus payable in equal biweekly installments through July 2001 and other standard employee benefits. Mr. Harris' employee stock options continue to vest as long as he continues to serve as either a director or employee of Intuit and 225,000 of such options will accelerate and become fully vested upon a change of control of Intuit. Intuit agreed to nominate Mr. Harris for reelection to the Board of Directors at its 1999 and 2000 Annual Meetings.

     On August 1, 1997 we granted an option to Scott D. Cook to purchase 750,000 shares of Common Stock. This option vested 25% one year after the date of grant and an additional 2.0833% per month after that and becomes fully vested on August 1, 2001. In the event of a change in control of Intuit, the option will accelerate and become fully vested.

OPTION GRANTS IN FISCAL 2000

     The following table shows information about stock option grants to the Named Officers during fiscal 2000. These options are included in the "Summary Compensation Table" on page 18. All options were granted at fair market value under the 1993 Equity Incentive Plan, which is described beginning on page 5. The options have ten-year terms. The rules of the Securities and Exchange Commission require us to show hypothetical gains that the Named Officers would have for these options at the end of their ten-year terms. These gains are calculated assuming annual compound stock price appreciation of 5% and 10% from the date the option was originally granted to the end of the option term. THE 5% AND 10% ASSUMED ANNUAL COMPOUND RATES OF STOCK PRICE APPRECIATION ARE REQUIRED BY SEC RULES. THEY ARE NOT INTUIT'S ESTIMATE OR PROJECTION OF FUTURE STOCK PRICES.

                                               INDIVIDUAL GRANTS
                            -------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                            NUMBER OF                                                 AT ASSUMED ANNUAL RATES OF
                              SHARES       % OF TOTAL                                  STOCK PRICE APPRECIATION
                            UNDERLYING   OPTIONS GRANTED                                    FOR OPTION TERM
                             OPTIONS     TO EMPLOYEES IN    EXERCISE     EXPIRATION   ---------------------------
           NAME             GRANTED(#)     FISCAL 2000     PRICE($/SH)      DATE           5%            10%
           ----             ----------   ---------------   -----------   ----------   ------------   ------------
Stephen M. Bennett........   800,000(1)       8.14%          $67.563      01/24/10    $33,991,754    $86,141,779
                             100,000(2)       1.02            35.938      04/28/10      2,260,090      5,727,511
William V. Campbell(3)....        --            --                --            --             --             --
William H. Harris, Jr. ...        --            --                --            --             --             --
Scott D. Cook(3)..........        --            --                --            --             --             --
Greg. J. Santora(3).......   100,000(4)       1.02            26.125      05/18/10      1,642,987      4,163,652
Raymond G. Stern(3).......        --            --                --            --             --             --
Larry J. Wolfe(3).........        --            --                --            --             --             --

---------------
(1) Of these shares, 160,000 shares were vested on the date of grant, the remaining 640,000 shares vest 2.08% per month over 48 months, from February 24, 2001 through January 24, 2005. The vesting will accelerate by two years, if and when there is a change of control of Intuit, subject to certain Tax Code limits.

(2) This option vests 4.167% monthly, beginning May 28, 2000 through April 28, 2002.

(3) On August 1, 2000, the Compensation Committee granted options to Mr. Campbell and Mr. Cook of 100,000 shares each, and options to Mr. Santora, Mr. Stern and Mr. Wolfe of 40,000 shares each. All of these options vest 25% on the first anniversary of the date of grant and then 2.08% per month through August 1, 2004.

(4) This option vests 100% on the first anniversary of the date of grant, May 18, 2001.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table shows information about the value realized on option exercises for each of the Named Officers during fiscal 2000, and the value of their unexercised options at the end of fiscal 2000. All options were granted under the Equity Plan. Value realized, or gain, is measured as the difference between the exercise price and the price at which the shares were sold on the date of exercise. Value at fiscal year end is measured as the difference between the exercise price and fair market value on July 31, 2000, which was $34.00.

   AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND JULY 31, 2000 OPTION VALUES

                                                                  NUMBER OF SHARES
                                                                     UNDERLYING               VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                                                 FISCAL YEAR-END(#)            FISCAL YEAR-END($)
                             SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
           NAME              ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              ---------------   -----------   -----------   -------------   -----------   -------------
Stephen M. Bennett.........           --                --      172,499       727,501               --            --
William V. Campbell........      550,000       $21,862,936    1,690,837       289,063      $42,362,104    $7,434,638
William H. Harris, Jr. ....      774,250        26,865,377       28,125       284,375          719,270     7,324,470
Scott D. Cook..............           --                --      546,875       203,125       13,671,875     5,078,125
Greg. J. Santora...........       46,953         1,513,921      134,791       282,147        1,130,854     2,501,995
Raymond G. Stern...........      120,000         4,393,557      131,250       150,000        1,649,483     2,186,461
Larry J. Wolfe.............      125,000         5,525,247      136,378       146,250        1,650,297     1,979,429

     THE FOLLOWING PAGES CONTAIN A REPORT ISSUED BY OUR COMPENSATION COMMITTEE RELATING TO EXECUTIVE COMPENSATION FOR FISCAL 2000, AND A CHART TITLED "COMPANY STOCK PRICE PERFORMANCE." STOCKHOLDERS SHOULD BE AWARE THAT UNDER SEC RULES, THE COMPENSATION COMMITTEE REPORT AND THE STOCK PRICE PERFORMANCE CHART ARE NOT CONSIDERED "FILED" WITH THE SEC UNDER THE SECURITIES EXCHANGE ACT OF 1934, AND ARE NOT INCORPORATED BY REFERENCE IN ANY PAST OR FUTURE FILING BY INTUIT UNDER THE SECURITIES EXCHANGE ACT OF 1934 OR THE SECURITIES ACT OF 1933 UNLESS THESE SECTIONS ARE SPECIFICALLY REFERENCED.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

     The Compensation Committee of our Board of Directors makes all decisions about compensation for executive officers. Mr. Hallman and Mr. McMurtry served as voting members of the Compensation Committee during fiscal 2000. Mr. McMurtry will resign from the Committee when he retires from the Board in December 2000, and Mr. Brody has been appointed to the Committee effective as of the Annual Meeting. Since August 1, 1998, Mr. Campbell has been a non-voting advisory member of the Compensation Committee, but he does not participate in discussions or decisions about his own compensation. For more background about the Compensation Committee, see page 5.

GENERAL COMPENSATION POLICY FOR EXECUTIVE OFFICERS

     The Compensation Committee establishes the general compensation policy for all executive officers. The general compensation policy is that cash compensation should vary with Intuit's performance, and any long-term awards should be closely aligned with the long-term interests of our stockholders. The Committee creates long-term equity incentives for executive officers by granting stock options under the 1993 Equity Incentive Plan and by allowing officers to participate in the 1996 Employee Stock Purchase Plan. The Compensation Committee also administers our 1993 Equity Incentive Plan and our 1996 Employee Stock Purchase Plan. Options and participation in our Purchase Plan provide value for executives only if our stock price increases, and only if the executives remain with Intuit until their options vest, and until the end of the Purchase Plan offering periods. In November 1998, Intuit's Board of Directors adopted the 1998 Option Plan for Mergers and Acquisitions to facilitate grants of nonqualified stock options to individuals who are hired as a result of an acquisition or merger by Intuit. Options granted to officers hired as a result of a merger or acquisition cannot exceed 45% of all shares reserved for grant under the 1998 Plan and must be granted within 18 months of the closing of the merger or acquisition. See pages 8 and 9 for a description of the 1998 Plan.

     The Compensation Committee generally reviews base salary levels and target bonuses for the Chief Executive Officer, the Chairman and other executive officers near the beginning of each fiscal year. In determining compensation for a specific officer, the Compensation Committee considers many factors, including the scope of the officer's particular job, his or her performance of the job, the expected value of the officer's future contributions to Intuit, Intuit's recent financial performance and competitive market compensation levels of comparable companies as reflected in market survey data from sources such as Radford and Iquantic. For executive officers other than the Chief Executive Officer and the Chairman, the Compensation Committee gives considerable weight to the recommendations of the Chief Executive Officer and the Chairman.

FISCAL 2000 EXECUTIVE COMPENSATION

     Base Compensation. The Committee used market survey data from software companies and other computer industry companies to determine comparable base salaries for executive officers. The Compensation Committee generally sought to place the base salary of each executive within the market salary range for the position, with the actual salary position in the range based on the Committee's assessment of the individual's job performance.

     Incentive Compensation. For fiscal 2000, the Compensation Committee approved incentive bonus plans for Intuit's executive officers and other senior-level managers. Executive bonuses were based on achievement of pre-determined objectives for Intuit, as well as objectives for the officer's business or functional unit and personal objectives for the individual officer. Intuit objectives were based on revenue and operating income results. Business or functional unit goals were based on business unit revenue, contribution and operational factors such as customer satisfaction. Individual objectives related to budget/expense management, process improvement and employee management. The weight given to each of these factors varied from officer to officer. Individual bonuses for fiscal 2000 to Intuit's executive officers who were with Intuit for the full year ranged from $73,500 to $377,000.

     Performance Sharing. Executive officers also participate in Intuit's performance sharing plan. The performance sharing plan generally provides payments to each full-time employee equal to a certain percentage of the employee's base earnings. The percentage, which is the same for all participating employees, is determined based on Intuit's achievement of specified revenue growth and operating profit goals. Individual performance sharing payments for fiscal 2000 to Intuit's executive officers who were with Intuit for the full year ranged from $19,800 to $52,700.

     Stock Options. The Committee grants stock options to help retain executive officers and to align their interests with stockholders' interests. Stock options are usually granted to executive officers when they first join Intuit. Officers generally receive additional grants when their responsibilities increase significantly, and they are also eligible for additional grants in connection with their annual performance evaluations depending on their performance level. The Committee may grant options at other times if it believes options are a necessary or appropriate retention incentive. While options generally vest at varying rates over a four-year period to provide a long-term incentive for executives to remain with Intuit, the Committee occasionally provides faster vesting, to provide a more immediate benefit in response to competitive factors. The Committee determines the number of options based on competitive factors, as well as on the executive's anticipated future contributions to Intuit, his or her ability to impact corporate and/or business unit results, past performance, consistency within the executive's peer group and the current number of vested and unvested options held by the executive. The Committee granted options for 1,218,000 shares to current executive officers during fiscal 2000, including 1,000,000 shares for grants to Named Officers. All grants were made in connection with periodic performance and compensation evaluations. See "Option Grants in Fiscal 2000" on page 20. The Committee believes that these grants were necessary in order to retain key executive talent in a very competitive environment.

     Intuit Performance and CEO Compensation. Mr. Bennett has served as President and Chief Executive Officer from January 2000. His fiscal 2000 compensation was negotiated as part of his employment agreement. See "Employment Contracts and Termination and Change-in-Control Arrangements," on pages 19 and
20. He received a base salary of $389,423, a performance-based bonus of $928,586, performance-sharing payouts of $35,048, and a signing bonus of $1,000,000. During fiscal 2000, he also received option grants for 900,000 shares, and 225,000 shares of restricted stock. See the "Summary Compensation Table" on page 18. Mr. Campbell served as Acting Chief Executive Officer from September 1999 until January 2000. During that time, he received a base salary of $475,000, a performance-based bonus of $377,625 and performance-sharing payouts of $52,725 in accordance with the compensation plans and policies described above. Although Mr. Campbell did not receive any option grants in fiscal 2000, he received a grant at the beginning of fiscal 2001. See Note 3 to "Option Grants in Fiscal 2000". Mr. Harris served as President and Chief Executive Officer during the first two months of fiscal 2000. He also received compensation during fiscal 2000 under the agreement relating to his resignation. See "Employment Contracts and Termination and Change-in-Control Arrangements," on pages 19 and 20. His fiscal 2000 compensation included base salary of $450,000, bonus payments of $375,684 and performance-sharing payments of $49,950.

     Compliance with Section 162(m) of the Internal Revenue Code of
1986. Certain types of compensation are tax deductible for Intuit under Section 162(m) of the Tax Code only if performance criteria are specified in detail, and payments are contingent on stockholder approval of the compensation arrangement. The Equity Plan complies with the requirements of Section 162(m) of the Tax Code. During fiscal 2000, Intuit paid approximately $1,353,000 of salary and bonus compensation and made an award of restricted stock to Mr. Bennett that will not be tax-deductible as a result of Section 162(m). Currently, we expect that a portion of Mr. Bennett's compensation for fiscal 2001 will not be deductible as a result of Section 162(m). Intuit does not expect that the cash compensation it pays to other executive officers in fiscal 2001 will be affected by the requirements of Section 162(m). However, since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that Intuit may enter into additional compensation arrangements in the future under which payments are not deductible under Section 162(m).

                                          COMPENSATION COMMITTEE MEMBERS

                                          Michael R. Hallman
                                          Burton J. McMurtry

                        COMPANY STOCK PRICE PERFORMANCE

     The graph below compares the cumulative total stockholder return on Intuit Common Stock for the last five full fiscal years with the cumulative total return on the Nasdaq National Market -- U.S. Index and the Chase H&Q Technology Index for the same period. The graph assumes that $100 was invested in Intuit Common Stock and in each of the other indexes on July 31, 1995 and that all dividends were reinvested. The comparisons in the graph below are based on historical data (with Intuit Common Stock prices based on the closing price on the dates indicated) and are not intended to forecast the possible future performance of Intuit's Common Stock.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
            AMONG INTUIT INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE CHASE H & Q TECHNOLOGY INDEX
                              [PERFORMANCE GRAPH]

                                                                                  NASDAQ STOCK                 CHASE H & Q
                                                       INTUIT INC.                MARKET (U.S.)                TECHNOLOGY
                                                       -----------                -------------                -----------
7/95                                                     100.00                      100.00                      100.00
7/96                                                      81.16                      108.96                       96.09
7/97                                                      58.41                      160.79                      162.36
7/98                                                     115.36                      189.28                      174.93
7/99                                                     189.71                      270.71                      282.82
7/00                                                     236.52                      385.48                      470.87

* $100 invested on 7/31/95 in stock or index -- including reinvestment of dividends. Fiscal year ending July 31.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since August 1, 1999, there have not been any transactions involving more than $60,000 between Intuit and any executive officers, directors or 5% stockholders or any of their immediate family members, except for salary, bonuses and other compensation, described as required in Executive Compensation (beginning on page 18), the employment contract and termination of employment and change-in-control arrangements described on pages 19 and 20, grants of options to non-employee directors described on pages 12 and 13, and the transactions described below.

     On February 17, 2000, the Compensation Committee approved a loan to Stephen
M. Bennett, President and Chief Executive Officer of Intuit, in connection with his relocation to California when he joined Intuit. The principal amount of the loan is $4,375,000 and the interest rate is 6.77% per year. The first interest payment is due on September 30, 2000 and annual interest payments are due on each anniversary of the first payment date. The loan matures on February 17, 2010. The loan is secured by Mr. Bennett's residence.

     In October 2000, the Compensation Committee approved a relocation loan to Larry King, Jr., a Vice President of Intuit. Mr. King relocated to Nevada in order to assume responsibility for Intuit's payroll business, which is headquartered in Nevada. The principal amount of the loan is $125,000 and the interest rate is 6.33% per year. The loan matures on September 29, 2003. If Mr. King returns to employment with Intuit in Mountain View, California during the term of the loan, Intuit will forgive $62,500 of the principal amount and the remaining balance will be due and payable on the earlier of the maturity date or 180 days following his return to California. The loan is secured by Mr. King's residence in Nevada.

     In October 2000, the Compensation Committee approved a loan to Dennis Adsit, a Vice President of Intuit, in connection with his relocation to California when he joined Intuit. The principal amount of the loan is $1,030,050 and the interest rate is 6.09% per year. The first interest payment is due on September 29, 2001 and annual interest payments are due on each anniversary of the first payment date. The loan matures on September 29, 2010. The loan is secured by Mr. Adsit's residence.

     In October 2000, the Compensation Committee approved a short-term bridge loan to Thomas Allanson, a Vice President of Intuit, in connection with his relocation to California when he joined Intuit. The principal amount of the loan is $1,305,000 and the interest rate is 6.3% per year. The loan matures on April 12, 2001. Provided there is no event of default, Intuit will forgive any interest incurred. The loan is secured by Mr. Allanson's residence.

     In October 1998, the Compensation Committee approved a loan to Dan Nye, a Vice President of Intuit, in connection with the purchase of residential property. The principal amount of the loan is $120,000 and the interest rate is 5.06% per year. The loan matures on October 23, 2001. The first interest payment was due on October 23, 1999 along with a principal payment of $40,000. Provided Mr. Nye remains an employee of Intuit, and there is no event of default, Intuit will forgive the interest and principal amount of the loan. The loan is secured by Mr. Nye's residence.

     In May 1998, we participated in the formation of a joint venture company, Venture Finance Software Corp. ("VFSC") that developed certain Web-oriented finance products. In exchange for a 49% equity interest in VFSC, we granted VFSC licenses to certain technology and intellectual property rights, and we agreed with VFSC not to compete in certain areas of server-based personal finance for a period of ten years. At the time VFSC was formed, Intuit received an option to purchase the equity interests of the other investors between May 4, 2000 and May 4, 2002 at a price to be determined by a formula based on Intuit's stock price appreciation (subject to certain minimum return levels). On August 30, 2000, we acquired all the outstanding shares of VFSC in a cash transaction valued at approximately $119 million (including approximately $4.5 million in option exercise and tax prepayments in connection with VSFC options exercised immediately prior to the purchase). The purchase price was based on the predetermined May 1998 formula. Eric Dunn, who was Senior Vice President and Chief Technology Officer of Intuit through July 31, 2000, as well as VFSC's President and a director of VFSC, was an option holder of VFSC. He exercised his options immediately prior to the closing of Intuit's acquisition of VFSC. He received $5.7 million from Intuit for his VFSC shares, net of the aggregate exercise price for his option ($1.4 million) and withholding taxes ($3.1 million). Other shareholders of VFSC included venture capital funds managed by Kleiner Perkins Caufield & Byers, of which L. John Doerr, a director of Intuit, is a general partner. These funds received approximately $2.4 million from Intuit for their VFSC shares. The aggregate original purchase price for the shares held by the Kleiner Perkins Caufield & Byers funds was $1.2 million.

                             STOCKHOLDER PROPOSALS

     Under SEC rules, any stockholder who intends to present a proposal at Intuit's next Annual Meeting of Stockholders must submit the proposal to Intuit, at our principal executive offices, no later than July 6, 2001 in order for the proposal to be included in our Proxy Statement and proxy for the meeting. Any stockholder who wishes to bring a proposal before the Intuit 2001 Annual Meeting of Stockholders, but does not wish to include it in the Company's proxy materials, must provide written notice of the proposal to Intuit's Secretary, at our principal executive offices, after September 9, 2001 and before October 9, 2001. Proxies that the Company solicits for its next Annual Meeting of Stockholders will be voted in the discretion of the persons voting the proxies on all stockholder proposals received after October 9, 2001.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Intuit's directors, executive officers, and 10% stockholders to file forms with the SEC to report their ownership of Intuit shares and any changes in ownership. Anyone required to file forms with the SEC must also send copies of the forms to Intuit. We have reviewed all forms provided to us. Based on that review and on written information given to us by our executive officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal 2000.

                                 OTHER BUSINESS

     Our Board of Directors does not currently intend to bring any other business before the Meeting, and is not aware of any other business to be brought before the Meeting. If any other business is properly brought before the Meeting, the proxies will be voted in accordance with the judgment of the proxy holders.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                      Appendix A

                                  INTUIT INC.

                           1993 EQUITY INCENTIVE PLAN

                          AS ADOPTED FEBRUARY 1, 1993
             AND AS PROPOSED TO BE AMENDED THROUGH DECEMBER 8, 2000


        1. PURPOSE. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company (or any Parent, Subsidiary or Affiliate of the Company), by offering those persons an opportunity to participate in the Company's future performance through awards of Options, Restricted Stock, Stock Bonuses and Performance Awards. Capitalized terms are defined in Section 24 if they are not otherwise defined in other sections of the Plan.

        2. SHARES SUBJECT TO THE PLAN.

                2.1 Number of Shares Available. Subject to Sections 2.2 and 19, the total number of Shares reserved and available for grant and issuance pursuant to Awards under the Plan shall be 65,835,000 Shares. Subject to Sections 2.2 and 19, Shares will again be available for grant and issuance in connection with future Awards under the Plan if the Shares: (a) are subject to issuance upon exercise of an Option but cease to be subject to the Option for any reason other than exercise of the Option; (b) are subject to an Award that otherwise terminates without Shares being issued; or (c) are subject to an Award that is forfeited or are repurchased by the Company at the original issue price. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards granted under the Plan.

                2.2 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance under the Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be paid in cash at Fair Market Value, or will be rounded up to the nearest Share, as determined by the Committee; and provided further that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

        3. ELIGIBILITY. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company; provided that such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under the Plan. Each person is eligible to receive Awards with respect to an aggregate maximum of 2,000,000 Shares over the term of the Plan.

        4. ADMINISTRATION.

                4.1 Committee Authority. The Plan shall be administered by the Committee. Subject to the terms and conditions of the Plan, the Committee will have full power to implement and carry out the Plan. Without limiting the previous sentence, the Committee will have the authority to:

        (a) construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

        (b) prescribe, amend and rescind rules and regulations relating to the Plan, including determining the forms and agreements used in connection with the Plan; provided that the Committee may delegate to the President, the Chief Financial Officer or the officer in charge of Human

                Resources, in consultation with the General Counsel, the authority to approve revisions to the forms and agreements used in connection with the Plan that are designed to facilitate Plan administration, and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan;

        (c) select persons to receive Awards; provided that the Committee may delegate to one or more executive officers of the Company the authority to grant an Award under the Plan to Participants who are not Insiders of the Company;

        (d)     determine the terms of Awards;

        (e) determine the number of Shares or other consideration subject to Awards;

        (f) determine whether Awards will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

        (g)     grant waivers of Plan or Award conditions;

        (h)     determine the vesting, exercisability and payment of Awards;

        (i) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

        (j)     determine whether an Award has been earned;

        (k) amend the Plan, except for amendments that increase the number of Shares available for issuance under the Plan or change the eligibility criteria for participation in the Plan; or any other amendments that require approval of the stockholders of the Company; or

        (l) make all other determinations necessary or advisable for the administration of the Plan.

                4.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

        5. OPTIONS. The Committee may grant Options to eligible persons and will determine (i) whether the Options will be ISOs or NQSOs; (ii) the number of Shares subject to the Option, (iii) the Exercise Price of the Option, (iv) the period during which the Option may be exercised, and (v) all other terms and conditions of the Option, subject to the following:

                5.1 Form of Option Grant. Each Option granted under the Plan will be evidenced by a Stock Option Agreement that will expressly identify the Option as an ISO or NQSO. The Stock Option Agreement will be substantially in a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

                5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant the Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement, and a copy of the Plan and the current Prospectus for the Plan (plus any additional documents required to be delivered under applicable laws), will be delivered to the Participant within a reasonable time after the Option is granted. The Plan, the Prospectus and other documents may delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

                5.3 Exercise Period and Expiration Date. Options will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Stock Option Agreement, subject to the provisions of Section 5.6, and subject to Company policies established by the Committee (or by individuals to whom the Committee has delegated responsibility) from time to time with respect to vesting during leaves of absences. The Stock Option Agreement shall set forth the last date that the option may be exercised (the "Expiration Date"); provided that no Option will be exercisable after the expiration of ten years from the date the Option is granted; and provided further that no ISO granted to a Ten Percent Stockholder will be exercisable after the expiration of five years from the date the Option is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares subject to the Option as the Committee determines.

                5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be less than Fair Market Value (but not less than the par value of the Shares); provided that (i) the Exercise Price of an ISO will not be less than the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 8 of the Plan and the Stock Option Agreement.

                5.5 Procedures for Exercise. A Participant may exercise Options by following the procedures established by the Company's Stock Administration Department, as communicated and made available to Participants through the stock pages on the Intuit Legal Department intranet web site, and/or through the Company's electronic mail system.

                5.6 Termination.

        (a) Vesting. Any Option granted to a Participant will cease to vest on the Participant's Termination Date, if the Participant is Terminated for any reason other than "total disability" (as defined in this Section 5.6(a)) or death (or his or her death occurs within three months of Termination). Any Option granted to a Participant who is an employee or a director will vest as to 100% of the Shares subject to such Option, if the Participant is Terminated due to "total disability" or death (or his or her death occurs within three months of Termination). For purposes of this Section 5.6(a), "total disability" shall mean: (A) (i) for so long as such definition is used for purposes of the Company's group life insurance and accidental death and dismemberment plan or group long term disability plan, that the Participant is unable to perform each of the material duties of any gainful occupation for which the Participant is or becomes reasonably fitted by training, education or experience and which total disability is in fact preventing the Participant from engaging in any employment or occupation for wage or profit; or, (ii) if such definition has changed, such other definition of "total disability" as determined under the Company's group life insurance and accidental death and dismemberment plan or group long term disability plan; and (B) the Company shall have received from the Participant's primary physician a certification that the Participant's total disability is likely to be permanent.

        (b) Post-Termination Exercise Period. Following a Participant's Termination, the Participant's Option may be exercised to the extent vested as set forth in Section 5.6(a):

                (i) no later than 90 days after the Termination Date if a Participant is Terminated for any reason except death or Disability, unless a longer time period, not exceeding five years, is specifically set forth in the Participant's Stock Option Agreement; provided that no Option may be exercised after the Expiration Date of the Option; or

                (ii) no later than (A) twelve months after the Termination Date in the case of Termination due to Disability or (B) eighteen months after the Termination Date in the case of Termination due to death or if a Participant dies within three months of the Termination Date, unless a longer time period, not exceeding five years, is specifically set forth in the

                        Participant's Stock Option Agreement; provided that no Option may be exercised after the Expiration Date of the Option.

                5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option; provided that the minimum number will not prevent a Participant from exercising an Option for the full number of Shares for which it is then exercisable.

                5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in that calendar year will be ISOs, and the Options for the Shares with a Fair Market Value in excess of $100,000 that become exercisable in that calendar year will be NQSOs. If the Code is amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated into the Plan and will apply to any Options granted after the effective date of the amendment.

                5.9 Notice of Disqualifying Dispositions of Shares Acquired on Exercise of an ISO. If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (1) the date two years after the Date of Grant, and (2) the date one year after the exercise of the ISO (in either case, a "Disqualifying Disposition"), the Participant must immediately notify the Company in writing of such disposition. The Participant may be subject to income tax withholding by the Company on the compensation income recognized by the Participant from the Disqualifying Disposition.

                5.10 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor; provided that any such action may not, without the written consent of Participant, impair any of Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected, by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of the Plan for Options granted on the date the action is taken to reduce the Exercise Price; and provided, further, that the Exercise Price shall not be reduced below the par value of the Shares.

                5.11 No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs will be interpreted, amended or altered, and no discretion or authority granted under the Plan will be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under
Section 422 of the Code.

        6. RESTRICTED STOCK AWARDS. The Committee may award Restricted Stock Awards under the Plan to any eligible person. The Committee will determine the number of Shares subject to the Restricted Stock Award, the Purchase Price, the restrictions on the Shares and all other terms and conditions of the Restricted Stock Award, subject to the following:

                6.1 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by Restricted Stock Purchase Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. A Participant can accept a Restricted Stock Award only by signing and delivering to the Company a Restricted Stock Purchase Agreement, and full payment of the Purchase Price, within thirty days from the date the Restricted Stock Purchase Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award in this manner within thirty days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise.

                6.2 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee, and may be less than Fair Market Value (but not less than the par value of the Shares) on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 9 of the Plan and the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company's Stock Administration Department, as communicated and made available to Participants through the stock pages on the Intuit Legal Department intranet web site, and/or through the Company's electronic mail system.

                6.3 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to all restrictions, if any, that the Committee may impose. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant's Restricted Stock Purchase Agreement, which shall be in substantially in a form (which need not be the same for each Participant) as the Committee or an officer of the Company (pursuant to Section 4.1(b)) shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan and the Restricted Stock Purchase Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment for Shares to be purchased under any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria; provided, however, that the maximum Restricted Stock Award for each Participant with respect to any Performance Period shall be thirty percent of the Shares reserved for issuance under the Plan.

        7. STOCK BONUSES.

                7.1 Awards of Stock Bonuses. The Committee may award Stock Bonuses to any eligible person. No payment will be required for Shares awarded pursuant to a Stock Bonus. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent, Subsidiary or Affiliate of the Company pursuant to a Stock Bonus Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

                7.2 Terms of Stock Bonuses. Stock Bonuses will be subject to all restrictions, if any, that the Committee imposes. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant's Stock Bonus Agreement. The terms of Stock Bonuses may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Stock Bonus, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the issuance of any Shares or other payment to a Participant pursuant to a Stock Bonus, the Committee will determine the extent to which the Stock Bonus has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and having different performance goals and other criteria; provided, however, that the maximum Stock Bonus for each Participant with respect to any Performance Period shall be thirty percent of the Shares reserved for issuance under the Plan.

                7.3 Form of Payment to Participant. The Committee will determine whether a Stock Bonus will be paid to the Participant in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value on the date of payment, and in either a lump sum payment or in installments.

                7.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then the Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus only to the extent earned as of the date of Termination in accordance with the Stock Bonus Agreement, unless the Committee determines otherwise.

        8. PERFORMANCE AWARDS.

                8.1 Performance Awards. A Performance Award consists of the grant to a Participant of a specified number of Performance Units. The grant of a Performance Unit to a Participant will entitle the Participant to receive a specified dollar value, variable under conditions specified in the Performance Award, if the performance goals specified in the Performance Award are achieved and the other terms and conditions of the Performance Award are satisfied.

                8.2 Terms of Performance Awards. Each Performance Award shall be evidenced by a Performance Award Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. Performance Awards will be subject to all conditions, if any, that the Committee may impose. Prior to the grant of a Performance Award, the Committee will: (a) specify the number of Performance Units granted to the Participant; (b) specify the threshold and maximum dollar values of Performance Units and the corresponding performance goals; (c) determine the nature, length and starting date of any Performance Period for the Performance Award; and (d) specify the Performance Factors to be used to measure performance goals. Prior to the payment of any Performance Award, the Committee will determine the extent to which the Performance Units have been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and having different performance goals and other criteria; provided, however, that the maximum amount of any Performance Award for each Participant with respect to any Performance Period shall be the lesser of 250% of Participant's base salary at the time of the Performance Award or $1,000,000.

                8.3 Form of Payment to Participant. Performance Awards may be paid to a Participant currently or on a deferred basis with such reasonable interest or dividend equivalent, if any, as the Committee determines. The Committee will determine whether a Performance Award will be paid in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value on the date of payment, and in either a lump sum payment or in installments.

                8.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then the Participant will be entitled to payment with respect to the Performance Awards only to the extent earned as of the date of Termination in accordance with the Performance Award Agreement, unless the Committee determines otherwise.

        9. PAYMENT FOR SHARE PURCHASES.

                9.1 Payment. Payment for Shares purchased pursuant to the Plan may be made by any of the following methods (or any combination of such methods) that are described in the applicable Stock Option Agreement or other Award Agreement and that are permitted by law:

        (a)     in cash (by check);

        (b) by cancellation of indebtedness of the Company to the Participant;

        (c) by surrender of Shares that either: (1) were obtained by the Participant in the public market; or (2) if the Shares were not obtained in the public market, they have been owned by the Participant for more than six months and have been paid for within the meaning of SEC Rule 144 (and, if the Shares were purchased from the Company by use of a promissory note, the note has been fully paid with respect to the Shares);

        (d) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections

        483 and 1274 of the Code; provided, however, that a Participant who is not an employee of the Company may not purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; and provided, further, that the portion of the Purchase Price or Exercise Price equal to the par value of the Shares must be paid in cash.

        (e) by waiver of compensation due or accrued to Participant for services rendered;

        (f)     by tender of property; or

        (g) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

                (1) through a "same day sale" commitment from Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares purchased in order to pay the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of the Shares to forward the Exercise Price directly to the Company; or

                (2) through a "margin" commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of the Shares to forward the Exercise Price directly to the Company.

                9.2 Loan Guarantees. The Committee may, in its sole discretion, help a Participant pay for Shares purchased under the Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

                9.3 Issuance of Shares. Upon payment of the applicable Purchase Price or Exercise Price (or a commitment for payment from the NASD Dealer designated by the Participant in the case of an exercise by means of a "same-day sale" or "margin" commitment), and compliance with other conditions and procedures established by the Company for the purchase of shares, the Company shall issue the Shares registered in the name of Participant (or in the name of the NASD Dealer designated by the Participant in the case of an exercise by means of a "same-day sale" or "margin" commitment) and shall deliver certificates representing the Shares (in physical or electronic form, as appropriate). The Shares may be subject to legends or other restrictions as described in Section 14 of the Plan.

        10. WITHHOLDING TAXES.

                10.1 Withholding Generally. Whenever Shares are to be issued under Awards granted under the Plan, the Company may require the Participant to pay to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate(s) for the Shares. If a payment in satisfaction of an Award is to be made in cash, the payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

                10.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may, in its sole discretion, allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee.

        11. PRIVILEGES OF STOCK OWNERSHIP. No Participant will have any rights as a stockholder of the Company with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to the Shares; provided, however, that if the Shares are Restricted Stock, any new, additional or different securities the Participant may become entitled to receive with respect to the Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided further, that the Participant will have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Participant's original Exercise Price or Purchase Price pursuant to Section 13.

        12. TRANSFERABILITY. Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the Plan and specific Award Agreement provisions relating thereto. During the lifetime of the Participant an Award shall be exercisable only by the Participant, and any elections with respect to an Award may be made only by the Participant.

        13. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase all or a portion of a Participant's Shares that are not "Vested" (as defined in the Award Agreement), following the Participant's Termination, at any time within ninety days after the later of (i) the Participant's Termination Date or (ii) the date the Participant purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness with respect to Shares, at the Participant's original Exercise Price or Purchase Price; provided that upon assignment of the right to repurchase, the assignee must pay the Company, upon assignment of the right to repurchase, cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.

        14. CERTIFICATES. All certificates for Shares or other securities delivered under the Plan (whether in physical or electronic form, as appropriate) will be subject to stock transfer orders, legends and other restrictions that the Committee deems necessary or advisable, including without limitation restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system on which the Shares may be listed.

        15. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other transfer instruments approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company, to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under the Plan will be required to pledge and deposit with the Company all or part of the Shares purchased as collateral to secure the payment of the Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in a form that the Committee has from time to time approved. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

        16. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award shall not be effective unless the Award is in compliance with all applicable state, federal and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system on which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to
(a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state, federal or foreign securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

        17. NO OBLIGATION TO EMPLOY. Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

        18. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

        19. CORPORATE TRANSACTIONS.

                19.1 Assumption or Replacement of Awards by Successor. In the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants),
(b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, or (d) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company), any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation, if any, refuses to assume or replace the Awards, as provided above, pursuant to a transaction described in this Section 19.1, such Awards shall expire in connection the transaction at such time and on such conditions as the Board shall determine.

                19.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under Section 19.1, in the event of the occurrence of any transaction described in Section 19.1, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

                19.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company's award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to
Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

        20. ADOPTION AND STOCKHOLDER APPROVAL. The Plan became effective on February 1, 1993, which was the date that it was adopted by the Board (the "Effective Date") and was approved by the stockholders on February 3, 1993.

        21. TERM OF PLAN. The Plan will terminate ten years from the Effective Date.

        22. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan. In addition, pursuant to Section 4.1(k), the Board has delegated to the Committee the authority to make certain amendments to the Plan. Notwithstanding the foregoing, neither the Board nor the Committee shall, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans, or pursuant to the Exchange Act or any rule promulgated thereunder. In addition, no amendment that is detrimental to a Participant may be made to any outstanding Award without the consent of the Participant.

        23. NONEXCLUSIVITY OF THE PLAN; UNFUNDED PLAN. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

        24. DEFINITIONS. As used in the Plan, the following terms shall have the following meanings:

        (a) "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

        (b) "Award" means any award under the Plan, including any Option, Restricted Stock or Stock Bonus.

        (c) "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

        (d)     "Board" means the Board of Directors of the Company.

        (e) "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

        (f) "Committee" means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board. Each member of the Committee shall be (i) a "non-employee director" for purposes of Section 16 and Rule 16b-3 of the Exchange Act, and (ii) an "outside director" for purposes of
                Section 162(m) of the Code, unless the Board has fewer than two such outside directors.

        (g) "Company" means Intuit Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

        (h) "Disability" means a disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

        (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

        (j) "Exercise Price" means the price at which a Participant who holds an Option may purchase the Shares issuable upon exercise of the Option.

        (k) "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

                (1) if such Common Stock is then quoted on the NASDAQ National Market, its last reported sale price on the NASDAQ National Market on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

                (2) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

                (3) if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

                (4) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

        (l) "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

        (m) "ISO" means an Incentive Stock Option within the meaning of the Code.

        (n) "NASD Dealer" means broker-dealer that is a member of the National Association of Securities Dealers, Inc.

        (o) "NQSO" means a nonqualified stock option that does not qualify as an Incentive Stock Option within the meaning of the Code.

        (p) "Option" means an award of an option to purchase Shares pursuant to Section 5 of the Plan.

        (q) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        (r) "Participant" means a person who receives an Award under the Plan.

        (s) "Performance Award" means an award of Shares, or cash in lieu of Shares, pursuant to Section 8 of the Plan.

        (t) "Performance Factors" means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

                (1)     Net revenue and/or net revenue growth;

                (2) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

                (3)     Operating income and/or operating income growth;

                (4)     Net income and/or net income growth;

                (5)     Earnings per share and/or earnings per share growth;

                (6) Total stockholder return and/or total stockholder return growth;

                (7)     Return on equity;

                (8)     Operating cash flow return on income;

                (9)     Adjusted operating cash flow return on income;

                (10)    Economic value added; and

                (11)    Individual business objectives.

        (u) "Performance Period" means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards, Stock Bonuses or Performance Awards.

        (v) "Plan" means this Intuit 1993 Equity Incentive Plan, as amended from time to time.

        (w) "Prospectus" means the prospectus relating to the Plan, as amended from time to time, that is prepared by the Company and delivered or made available to Participants pursuant to the requirements of the Securities Act.

        (x) "Purchase Price" means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.

        (y)     "Restricted Stock Award" means an award of Shares pursuant to
                Section 6 of the Plan.

        (z)     "SEC" means the Securities and Exchange Commission.

        (aa) "Securities Act" means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

        (bb) "Shares" means shares of the Company's Common Stock $0.01 par value, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 19, and any successor security.

        (cc) "Stock Bonus" means an award of Shares, or cash in lieu of Shares, pursuant to Section 7 of the Plan.

        (dd) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        (ee) "Ten Percent Stockholder" means any person who directly or by attribution owns more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company.

        (ff) "Termination" or "Terminated" means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser, to the Company or a Parent, Subsidiary or Affiliate of the Company; provided that a Participant shall not be deemed to be Terminated if the Participant is on a leave of absence approved by the Committee or by an officer of the Company designated by the Committee; and provided further, that during any approved leave of absence, vesting of Awards shall be suspended or continue in accordance with guidelines established from time to time by the Committee. Subject to the foregoing, the Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

                                                                      Appendix B

                                   INTUIT INC.

                        1996 EMPLOYEE STOCK PURCHASE PLAN

                           As Adopted October 7, 1996
                       As Amended through October 25, 2000


        1. ESTABLISHMENT OF PLAN. The Company proposes to grant options for purchase of the Company's Common Stock, $0.01 par value, to eligible employees of the Company and Participating Subsidiaries pursuant to this Plan. A total of 3,200,000 shares of the Company's Common Stock is reserved for issuance under this Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of this Plan. The Company intends this Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Capitalized terms not defined in the text are defined in Section 26 below. Any term not expressly defined in this Plan that is defined in Section 423 of the Code shall have the same definition herein.

        2. PURPOSE. The purpose of this Plan is to provide eligible employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment.

        3. ADMINISTRATION. This Plan shall be administered by the Committee. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan and any agreement or document executed pursuant to this Plan shall be determined by the Committee and its decisions shall be final and binding upon all Participants. The Committee shall have full power and authority to prescribe, amend and rescind rules and regulations relating to this Plan, including determining the forms and agreements used in connection with this Plan; provided that the Committee may delegate to the President, the Chief Financial Officer or the officer in charge of Human Resources, in consultation with the General Counsel or her designee, the authority to approve revisions to the forms and agreements used in connection with this Plan that are designed to facilitate administration of the Plan and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan. The Committee may amend this Plan, except for amendments described in Section 25 that require Board and stockholder approval. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Committee members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

        4. ELIGIBILITY. Any employee of the Company or of any Participating Subsidiary is eligible to participate in an Offering Period under this Plan except the following:

                (a) employees who are not employed fifteen (15) days before the beginning of such Offering Period;

                (b) employees who are customarily employed for less than twenty
(20) hours per week;

                                                                     Intuit Inc.
                                               1996 Employee Stock Purchase Plan
                                             As Amended through October 25, 2000



                (c) employees who are customarily employed for less than five
(5) months in a calendar year; and

                (d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

        An individual who provides services to the Company, or any Participating Subsidiary, as an independent contractor shall not be considered an "employee" for purposes of this Section 4 or this Plan, and shall not be eligible to participate in the Plan, except during such periods as the Company or the Participating Subsidiary, as applicable, is required to withhold U.S. federal employment taxes for the individual. This exclusion from participation shall apply even if the individual is reclassified as an employee, rather than an independent contractor, for any purpose other than U.S. federal employment tax withholding.

        5. OFFERING DATES.

                (a) Prior to June 16, 2001, Offering Periods shall be of six (6) months duration commencing on December 16 and June 16 of each year and ending on June 15 and December 15 of each year, except for the first and second Offering Periods under this Plan. The first Offering Period began on January 1, 1997 and ended on June 30, 1997, and the second Offering Period began on July 1, 1997 and ended on December 15, 1997.

                (b) Effective June 16, 2001, Offering Periods shall be of twelve
(12) months duration commencing on December 16 and June 16 of each year and ending on the following June 15 and December 15. Each Offering Period shall consist of two six-month Purchase Periods during which payroll deductions of the Participants are accumulated under this Plan.

                (c) The Board shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

        6. PARTICIPATION IN THIS PLAN. An eligible employee may become a Participant in an Offering Period on the first Offering Date after satisfying the eligibility requirements by delivering a subscription agreement to the Company not later than fifteen (15) days before such Offering Date, unless a later time for filing the subscription agreement authorizing payroll deductions is set by the Committee for all eligible employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to the Company by such date after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in this Plan by filing a subscription agreement with the Company not later than fifteen (15) days preceding a subsequent Offering Date. A Participant will automatically participate in each Offering Period commencing immediately following the last day of the prior Offering Period unless he or she withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below. A Participant is not required to file any additional subscription agreement in order to continue participation in this Plan.

                                                                     Intuit Inc.
                                               1996 Employee Stock Purchase Plan
                                             As Amended through October 25, 2000



        7. GRANT OF OPTION ON ENROLLMENT. Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing (a) the amount accumulated in such employee's payroll deduction account during the applicable Purchase Period in such Offering Period by (b) the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of the Company's Common Stock on the Offering Date (but in no event less than the par value of a share of the Company's Common Stock), or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Company's Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company's Common Stock); provided, however, that the number of shares of the Company's Common Stock subject to any option granted pursuant to this Plan shall not exceed the maximum number of shares which may be purchased pursuant to Sections 10(a), 10(b) or 10(c) below with respect to the applicable Purchase Period. The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 8 hereof.

        8. PURCHASE PRICE. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

                (a) The Fair Market Value on the Offering Date; or

                (b) The Fair Market Value on the Purchase Date;

provided, however, that in no event may the purchase price per share of the Company's Common Stock be below the par value per share of the Company's Common Stock.

        9. PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF SHARES.

                (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Purchase Period in an Offering Period. The deductions are made as a percentage of the Participant's compensation in one percent (1%) increments not less than two percent (2%), nor greater than ten percent (10%) or such lower limit set by the Committee. Compensation shall mean base salary and commissions. Payroll deductions shall commence on the first payday of each Purchase Period and shall end on the last payday that occurs in such Purchase Period unless sooner altered or terminated as provided in this Plan.

                (b) A Participant may lower (but not increase) the rate of payroll deductions during an Offering Period by filing with the Company a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than fifteen (15) days after the Company's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change lowering the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Purchase Period. A Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions not later than fifteen (15) days before the beginning of such Offering Period.

                (c) Effective December 16, 2000, a participant may reduce his or her payroll deduction rate to zero during an Offering Period by filing with the Company a request to cease payroll deductions. Such request shall be effective beginning with the next payroll period commencing more than fifteen (15) days after the Company's receipt of the request and no further payroll deductions will be made for the duration of the Offering Period. Payroll deductions credited to the Participant's account prior to the effective date of the request shall be used to purchase shares of Common Stock of the Company in accordance with

                                                                     Intuit Inc.
                                               1996 Employee Stock Purchase Plan
                                             As Amended through October 25, 2000



Section 9(e) below. A Participant may not resume making payroll deductions during the Offering Period in which he or she reduces his or her payroll deduction rate to zero.

                (d) All payroll deductions made for a Participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

                (e) On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not timely submitted a signed and completed withdrawal form before that date which notifies the Company that the Participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company shall apply the funds then in the Participant's account to the purchase of whole shares of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Any cash remaining in a Participant's account after such purchase of shares because the amount is insufficient to purchase a whole share shall be carried forward, without interest, into the next Purchase Period. Any cash remaining in a Participant's account after such purchase due to the limitations in Section 10 below shall be returned to the Participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

                (f) As promptly as practicable after the Purchase Date, the Company shall issue shares representing the shares purchased.

                (g) During a Participant's lifetime, such Participant's option to purchase shares hereunder is exercisable only by him or her. The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares issued for the benefit of a Participant under this Plan will be issued in the name of the Participant or in the name of the Participant and his or her spouse.

        10. LIMITATIONS ON SHARES TO BE PURCHASED.

                (a) No Participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee is a Participant in this Plan.

                (b) No more than twice the number of shares that the Participant could have purchased on an Offering Date may be purchased by a Participant on any single Purchase Date within that Offering Period.

                (c) No Participant shall be entitled to purchase more than the Maximum Share Amount on any single Purchase Date. Not less than thirty (30) days prior to the commencement of any Offering Period, the Committee may, in its sole discretion, set a Maximum Share Amount. In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all Participants must be notified of such Maximum Share Amount not less than fifteen (15) days prior to the commencement of the next Offering Period. Once the Maximum Share Amount is

                                                                     Intuit Inc.
                                               1996 Employee Stock Purchase Plan
                                             As Amended through October 25, 2000



set, it shall continue to apply with respect to all succeeding Offering Periods unless revised by the Committee as set forth above.

                (d) If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a Participant's option to each Participant affected thereby.

                (e) Any payroll deductions accumulated in a Participant's account which are not used to purchase stock due to the limitations in this
Section 10 shall be returned to the Participant as soon as practicable after the end of the applicable Purchase Period, without interest.

        11. WITHDRAWAL.

                (a) Each Participant may withdraw from an Offering Period under this Plan by signing and delivering to the Company a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.

                (b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn Participant, without interest, and his or her interest in this Plan shall terminate. In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in this Plan.

                (c) If the Fair Market Value on the first day of a current Offering Period in which a Participant is enrolled is higher than the Fair Market Value on the first day of any subsequent Offering Period, the Company will automatically enroll such Participant in the subsequent Offering Period. Any funds accumulated in the Participant's account prior to the first day of such subsequent Offering Period will be applied to the purchase of shares on the Purchase Date immediately prior to the first day of such subsequent Offering Period. A Participant does not need to file any forms with the Company to automatically be enrolled in the subsequent Offering Period.

        12. TERMINATION OF EMPLOYMENT. Termination of a Participant's employment for any reason, including retirement, death or the failure of a Participant to remain an eligible employee under Section 4 above, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the Participant's account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain an eligible employee in the case of sick leave, military leave, or any other leave of absence approved by the Committee; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

        13. RETURN OF PAYROLL DEDUCTIONS. In the event a Participant's interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated, the

                                                                     Intuit Inc.
                                               1996 Employee Stock Purchase Plan
                                             As Amended through October 25, 2000



Company shall promptly deliver to the Participant all payroll deductions credited to such Participant's account. No interest shall accrue on the payroll deductions of a Participant in this Plan.

        14. CAPITAL CHANGES. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option, as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration"; and provided further, that the price per share of Common Stock shall not be reduced below its par value per share. Such adjustment shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

        In the event of the proposed dissolution or liquidation of the Company, each Offering Period will terminate immediately prior to the consummation of such proposed action and the accrued payroll deductions will be returned to each Participant without interest, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, shorten each Offering Period in progress and establish a new Purchase Date (the "Special Purchase Date") upon which the accrued payroll deductions of each Participant who does not elect to withdraw his or her payroll deductions will be used to purchase whole shares with any remaining cash balance in a Participant's account being returned to such Participant as soon as administratively practicable following the Special Purchase Date. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, each option under this Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation does not assume or substitute such options, the Board shall shorten each Offering Period in progress and establish a Special Purchase Date upon which the accrued payroll deductions of each Participant who does not elect to withdraw his or her payroll deductions will be used to purchase whole shares with any remaining cash balance in a Participant's account being returned to such Participant as soon as administratively practicable following the Special Purchase Date. The price at which each share may be purchased on such Special Purchase Date shall be calculated in accordance with
Section 8 above as if "Purchase Date" were replaced by "Special Purchase Date".

        The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation; provided, that the price per share of Common Stock shall not be reduced below its par value per share.

        15. NONASSIGNABILITY. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and

                                                                     Intuit Inc.
                                               1996 Employee Stock Purchase Plan
                                             As Amended through October 25, 2000



distribution or as provided in Section 22 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

        16. REPORTS. Individual accounts will be maintained for each Participant in this Plan. Each Participant shall receive promptly after the end of each Offering Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period.

        17. NOTICE OF DISPOSITION. Each Participant shall notify the Company if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within the Notice Period. Unless such Participant is disposing of any of such shares during the Notice Period, such Participant shall keep the certificates issued to him or her that represent shares purchased hereunder in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.


        18. NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary, or restrict the right of the Company or any Subsidiary to terminate such employee's employment.

        19. EQUAL RIGHTS AND PRIVILEGES. All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.

        20. NOTICES. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        21. TERM; STOCKHOLDER APPROVAL. This Plan became effective October 7, 1996, the date on which it was adopted by the Board and was approved by the stockholders of the Company, in a manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares pursuant to this Plan occurred prior to such stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) ten (10) years from the adoption of this Plan by the Board.

        22. DESIGNATION OF BENEFICIARY.

                (a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under this Plan in the event of such Participant's death

                                                                     Intuit Inc.
                                               1996 Employee Stock Purchase Plan
                                             As Amended through October 25, 2000



subsequent to the end of an Offering Period but prior to delivery to him of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under this Plan in the event of such Participant's death prior to a Purchase Date.

                (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        23. CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        24. APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

        25. AMENDMENT OR TERMINATION OF THIS PLAN. The Committee may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any Participant. Notwithstanding the foregoing, the Board must make any amendment that would:

                (a) increase the number of shares that may be issued under this Plan;

                (b) change the designation of the employees (or class of employees) eligible for participation in this Plan; or

                (c) constitute an amendment for which stockholder approval is required by any stock exchange or automated quotation system upon which the shares may then be listed.

Each such amendment requires stockholder approval of the Company to be obtained. Such stockholder approval must be obtained, in a manner permitted by applicable corporate law, within twelve (12) months of the adoption of such amendment by the Board.


        26. DEFINITIONS.

                (a) "Board" means the Board of Directors of the Company.


                (b) "Code" means the Internal Revenue Code of 1986, as amended.

                                                                     Intuit Inc.
                                               1996 Employee Stock Purchase Plan
                                             As Amended through October 25, 2000



                (c) "Committee" means a committee appointed by the Board. If two or more members of the Board are Outside Directors, the Committee will be comprised of at least two
                        (2)members of the Board, all of whom are Outside Directors. If no Committee has been established references to the "Committee" shall mean the Board.

                (d)     "Company" means Intuit Inc., a Delaware corporation.


                (e) "Fair Market Value" means as of any date, the value of a share of the Company's Common Stock determined as follows:

                        (i) if such Common Stock is then quoted on the Nasdaq National Market, its last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

                        (ii) if such Common Stock is publicly traded and is then listed on a national securities exchange, its last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

                        (iii) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market or listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported in The Wall Street Journal, for the over-the-counter market; or

                        (iv) if none of the foregoing is applicable, by the Board in good faith.

                (f) "Maximum Share Amount" means the maximum number of shares which may be purchased by any employee at any single Purchase Date.

                (g) "Notice Period" is the period beginning two (2) years from the Offering Date and one (1) year from the Purchase Date on which such shares were purchase.

                (h) "Offering Date" is the first business day of each Offering Period.

                (i) "Offering Period" means, a twelve-month period containing two six-month Purchase Periods. Effective prior to June 16, 2001, the Offering Period was six-months in length and contained one six-month Purchase Period.

                (j) "Outside Directors" means outside directors within the meaning of Code Section 162(m).

                (k) "Participating Subsidiaries" means a Subsidiaries that have been designated by the Board from time to time as eligible to participate in this Plan,

                (l) "Plan" means this Intuit Inc. 1996 Employee Stock Purchase Plan, as amended from time to time.

                                                                     Intuit Inc.
                                               1996 Employee Stock Purchase Plan
                                             As Amended through October 25, 2000



                (m) "Parent Corporation" and "Subsidiary" (collectively, "Subsidiaries") shall have the same meanings as "parent corporation" and "subsidiary corporation" in Code Sections 424(e) and 424(f).

                (n) "Participant" means an employee who meets the eligibility requirements of Section 4 above and timely enrolls in the Plan in accordance with Section 6 above.

                (o) "Purchase Date" is the last business day of each Offering Period.

                (p) "Purchase Period" means a six-month period during which payroll deductions are accumulated.

                (q) "Reserves" means (i) the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and (ii) the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option.

                                                                      Appendix C

                                  INTUIT INC.

                        1996 DIRECTORS STOCK OPTION PLAN

                           As Adopted October 7, 1996
               As Proposed to be Amended through December 8, 2000


        1. PURPOSE. This 1996 Directors Stock Option Plan (this "Plan") is established to provide equity incentives for non-employee members of the Board of Directors of Intuit Inc. (the "Company"), who are described in Section 6.1 below, by granting such persons options to purchase shares of stock of the Company.

        2. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on the date (the "Effective Date") on which it is adopted by the Board of Directors of the Company (the "Board"). This Plan shall be approved by the stockholders of the Company, consistent with applicable laws, within twelve (12) months after the date this Plan is adopted by the Board. Options ("Options") may be granted under this Plan after the Effective Date provided that, in the event that stockholder approval is not obtained within the time period provided herein, this Plan, and all Options granted hereunder, shall terminate. No Option that is issued as a result of any increase in the number of shares authorized to be issued under this Plan shall be exercised prior to the time such increase has been approved by the stockholders of the Company and all such Options granted pursuant to such increase shall similarly terminate if such stockholder approval is not obtained. The amendments to the Plan that were approved by the Board in October 1999 and were subject to stockholder approval will become effective on the date on which they are approved by the the stockholders of the Company at the next annual stockholders meeting (the "Amendment Approval Date").

        3. TYPES OF OPTIONS AND SHARES. Options granted under this Plan shall be non-qualified stock options ("NQSOs"). The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "Shares") are shares of the Common Stock of the Company.

        4. NUMBER OF SHARES. The maximum number of Shares that may be issued pursuant to Options granted under this Plan (the "Maximum Number") is 810,000 Shares, subject to adjustment as provided in this Plan. If any Option is terminated for any reason without being exercised in whole or in part, the Shares thereby released from such Option shall be available for purchase under other Options subsequently granted under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options granted under this Plan; provided, however, that if the aggregate number of Shares subject to outstanding Options granted under this Plan plus the aggregate number of Shares previously issued by the Company pursuant to the exercise of Options granted under this Plan equals or exceeds the Maximum Number, then notwithstanding anything herein to the contrary, no further Options may be granted under this Plan until the Maximum Number is increased or the aggregate number of Shares subject to outstanding Options granted under this Plan plus the aggregate number of Shares previously issued by the Company pursuant to the exercise of Options granted under this Plan is less than the Maximum Number.

        5. ADMINISTRATION. This Plan shall be administered by the Board or by a committee of not less than two members of the Board appointed to administer this Plan (the "Committee"). As used in this Plan, references to the Committee shall mean either such Committee or the Board if no Committee has been established. The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option.

        6. ELIGIBILITY AND AWARD FORMULA.

               6.1 Eligibility. Options shall be granted only to directors of the Company who are not current or former employees of the Company or any Parent, Subsidiary or Affiliate of the Company, as those terms are defined in
Section 17 below (each such person referred to as an "Optionee").

               6.2 Initial Grant. Each Optionee who first becomes a member of the Board will automatically be granted an Option for 45,000 Shares (the "Initial Grant").

               6.3 Succeeding Grants. On each anniversary of an Initial Grant, each Optionee will automatically be granted an Option for 22,500 Shares. Notwithstanding anything in this Section 6.3 to the contrary, if the Company's stockholders approve the amendments submitted for their approval on the Amendment Approval Date, each Optionee who received an award in the thirty days preceding the Amendment Approval Date shall, on the Amendment Approval Date, be granted an Option for 22,500 Shares reduced by the number of Shares received during such thirty-day period. Each such option granted to an Optionee shall be referred to as a "Succeeding Grant."

        7. TERMS AND CONDITIONS OF OPTIONS. Subject to the following and to
Section 6 above:

               7.1 Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant ("Grant") in such form (which need not be the same for each Optionee) as the Committee or its delegees shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

               7.2 Vesting.

                    (a) Options granted prior to February 19, 1999 shall become exercisable as they vest according to the following vesting schedule: each Initial Grant and Succeeding Grant will vest as to twenty-five percent (25%) of the Shares upon the first anniversary of the date such Option is granted and an additional 2.0833% of the Shares each month thereafter, so long as the Optionee continuously remains a director or a consultant of the Company.

                    (b) Options granted under this Plan on or after February 19, 1999 but prior to the Amendment Approval Date shall be fully vested and exercisable on the date of grant.

                    (c) Options granted on or after the Amendment Approval Date shall become exercisable as they vest according to the following vesting schedule: (i) each Initial Grant will vest as to 25% of the Shares upon the first anniversary of the date such Option is granted and an additional 2.0833% of the Shares each month thereafter, so long as the Optionee continuously remains a director or a consultant of the Company, and (ii) each Succeeding Grant will vest as to 50% of the Shares upon the first anniversary of the date such Option is granted and an additional 4.1666% of the Shares each month thereafter, so long as the Optionee continuously remains a director or a consultant of the Company.

                    (d) Any Option granted to an Optionee will vest as to 100% of the Shares subject to such Option, if the Optionee ceases to be a member of the Board or a consultant of the Company due to "total disability" or death (or his or her death occurs within three months of the Termination Date). For purposes of this Section 7.2(d), "total disability" shall mean: (A) (i) for so long as such definition is used for purposes of the Company's group life insurance and accidental death and dismemberment plan or group long term disability plan, that the Optionee is unable to perform each of the material duties of any gainful occupation for which the Optionee is or becomes reasonably fitted by training, education or experience and which total disability is in fact preventing the Optionee from engaging in any employment or occupation for wage or profit; or, (ii) if such definition has changed, such other definition of "total disability" as determined under the Company's group life insurance and accidental death and dismemberment plan or group long term disability plan; and
(B) the Company shall have received from the Optionee's primary physician a certification that the Optionee's total disability is likely to be permanent.

               7.3 Exercise Price. The exercise price of an Option shall be the Fair Market Value (as defined in Section 17.4) of the Shares at the time that the Option is granted.

               7.4 Termination of Option. Except as provided below in this Section, each Option shall expire ten (10) years after its date of grant (the "Expiration Date"). The Option shall expire when the Optionee ceases to be a member of the Board or a consultant of the Company. The date on which the Optionee ceases to be a member of the Board or a consultant of the Company shall be referred to as the "Termination Date." An Option may be exercised after the Termination Date only as set forth below:

                    (a) Termination Generally. If the Optionee ceases to be a member of the Board or consultant of the Company for any reason except death or disability, then each vested Option (as defined in Section 7.2 of this Plan) then held by such Optionee may be exercised by the Optionee within seven (7) months after the Termination Date, but in no event later than the Expiration Date.

                    (b) Death or Disability. If the Optionee ceases to be a member of the Board or consultant of the Company because of the death of the Optionee or the disability of the Optionee within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), then each vested Option (as defined in Section 7.2 of this Plan) then held by such Optionee may be exercised by the Optionee (or the Optionee's legal representative) within twelve (12) months after the Termination Date, but in no event later than the Expiration Date.

        8. EXERCISE OF OPTIONS.

               8.1 Exercise Period. Subject to the provisions of Section 8.5 below, Options granted on or after February 19, 1999 but prior to the Amendment Approval Date shall be fully vested and exercisable on the date of grant. Options granted prior to February 19, 1999 and Options granted on or after the Amendment Approval Date shall be exercisable as they vest.

               8.2 Notice. Options may be exercised only by delivery to the Company of an exercise agreement in a form approved by the Committee or its delegees stating the number of Shares being purchased, the restrictions imposed on the Shares and such representations and agreements regarding the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

               8.3 Payment. Payment for the Shares purchased upon exercise of an Option may be made (a) in cash or by check; (b) by surrender of shares of Common Stock of the Company that have been owned by the Optionee for more than six (6) months (and which have been paid for within the meaning of Securities and Exchange Commission ("SEC") Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Optionee in the open public market, having a Fair Market Value equal to the exercise price of the Option; (c) by waiver of compensation due or accrued to the Optionee for services rendered; (d) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (e) provided that a public market for the Company's stock exists, through a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (f) by any combination of the foregoing.

               8.4 Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable.

               8.5 Limitations on Exercise. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following limitations:

                    (a) An Option shall not be exercisable until such time as this Plan (or, in the case of Options granted pursuant to an amendment increasing the number of shares that may be issued pursuant to this Plan, such amendment) has been approved by the stockholders of the Company in accordance with Section 15 below.

                    (b) An Option shall not be exercisable unless such exercise is in compliance with the Securities Act of 1933, as amended (the "Securities Act") and all applicable state securities laws, as they are in effect on the date of exercise.

                    (c) The Committee may specify a reasonable minimum number of Shares that may be purchased upon any exercise of an Option, provided that such minimum number will not prevent the Optionee from exercising the full number of Shares as to which the Option is then exercisable.

        9. NONTRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or by the Optionee's guardian or legal representative, unless otherwise permitted by the Committee. No Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

        10. PRIVILEGES OF STOCK OWNERSHIP. No Optionee shall have any of the rights of a stockholder with respect to any Shares subject to an Option until the Option has been validly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in this Plan. The Company shall provide to each Optionee a copy of the annual financial statements of the Company, at such time after the close of each fiscal year of the Company as they are released by the Company to its stockholders.

        11. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per share of such outstanding Options shall be proportionately adjusted, subject to any required action by the Board or stockholders of the Company and compliance with applicable securities laws; provided, however, that no fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be rounded up to the nearest whole Share.

        12. NO OBLIGATION TO CONTINUE AS DIRECTOR. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue as a director of the Company.

        13. COMPLIANCE WITH LAWS. The grant of Options and the issuance of Shares upon exercise of any Options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Securities Act, compliance with all other applicable state securities laws and compliance with the requirements of any stock exchange or national market system on which the Shares may be listed. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration or qualification requirement of any state securities laws, stock exchange or national market system.

        14. ACCELERATION OF OPTIONS UPON CERTAIN CORPORATE TRANSACTIONS. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Options granted under this Plan are assumed or replaced by the successor corporation, which assumption will be binding on all Optionees), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) own less than 50% of the shares or other equity interests in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale or transfer of a majority of the outstanding shares of the Company by tender offer or similar transaction, the vesting of all options granted pursuant to this Plan will accelerate and the options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and if such options are not exercised prior to the consummation of the corporate transaction, they shall terminate in accordance with the provisions of this Plan.

        15. AMENDMENT OR TERMINATION OF PLAN. The Committee may at any time terminate or amend this Plan (but may not terminate or amend the terms of any outstanding option without the consent of the Optionee); provided, however, that the Committee shall not, without the approval of the stockholders of the Company, increase the total number of Shares available under this Plan (except by operation of the provisions of Sections 4 and 11 above) or broaden the class of persons eligible to receive Options. In any case, no amendment of this Plan may adversely affect any then outstanding Options or any unexercised portions thereof without the written consent of the Optionee.

        16. TERM OF PLAN. Options may be granted pursuant to this Plan from time to time within a period of ten (10) years from the Effective Date.

        17. CERTAIN DEFINITIONS. As used in this Plan, the following terms shall have the following meanings:

               17.1 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the

Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               17.2 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               17.3 "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

               17.4 "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

                        (a) if such Common Stock is then quoted on the Nasdaq National Market, its last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

                        (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

                        (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported in The Wall Street Journal, for the over-the-counter market; or

                        (d) if none of the foregoing is applicable, by the Committee in good faith.

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                                  INTUIT INC.

                                DECEMBER 8, 2000



[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

The Board of Directors recommends that you vote FOR the election of all nominees for election to the Board of Directors and FOR proposals 2, 3, 4 and 5.

                     FOR              WITHHOLD
             all nominees listed     AUTHORITY
             (except as indicated  to vote for all
               to the contrary)    nominees listed
1. ELECTION OF
   DIRECTORS         [ ]                [ ]      Nominees: Stephen M. Bennett
                                                           Christopher W. Brody
                                                           William V. Campbell
                                                           Scott D. Cook
                                                           L. John Doerr
                                                           Donna L. Dubinsky
                                                           Michael R. Hallman
                                                           William H. Harris Jr.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below.)

________________________________________________________________________


                                             FOR     AGAINST   ABSTAIN
2. Amend the Intuit Inc. 1993 Equity         [ ]       [ ]       [ ]
   Incentive Plan to increase the
   number of shares of Common Stock
   available under the plan by
   9,700,000 shares (from 56,135,000
   shares to 65,835,000 shares).

3. Amend the Intuit Inc. 1996 Employee       [ ]       [ ]       [ ]
   Stock Purchase Plan to increase the
   number of shares of Common Stock
   available under the plan by 400,000
   shares (from 2,800,000 shares to
   3,200,000 shares) and to change the
   durations of the offering periods.

4. Amend the Intuit Inc. 1996                [ ]       [ ]       [ ]
   Directors Stock Option Plan to (i)
   increase the number of shares of
   Common Stock available under the
   plan by 125,000 shares (from
   685,000 shares to 810,000 shares).

5. Ratify the appointment of Ernst &         [ ]       [ ]       [ ]
   Young LLP as our independent
   auditors for fiscal 2001.

6. The transaction of such other
   business as may properly come
   before the meeting or any
   adjournments or postponements of
   the meeting.

Whether or not you plan to attend the meeting in person, you are urged to complete, date, sign and promptly mail this proxy in the enclosed return envelope so that your shares may be represented at the meeting.



Signature ___________________________________ Dated: ____________, 2000

Signature (if held jointly _______________________ Dated: ____________, 2000

NOTE: Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a stockholder should give their full title. Please date the proxy.

                                  INTUIT INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 8, 2000


        The undersigned hereby appoints William V. Campbell, Greg J. Santora and Catherine L. Valentine, or any of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Intuit Inc. to be held at 8:00 a.m. P.S.T. on December 8, 2000, at Intuit's offices at 2550 Garcia Avenue, Mountain View, California, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTUIT. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3, 4 AND 5. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION AND BY APPLICABLE STATE LAWS (INCLUDING MATTERS THAT THE PROXY HOLDERS DO NOT KNOW, A REASONABLE TIME BEFORE THIS SOLICITATION, ARE TO BE PRESENTED).

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)